CONDENSED SEPARATE INTERIM FINANCIAL STATEMENTS FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2024 AND 2023

CONDENSED SEPARATE INTERIM STATEMENT OF FINANCIAL POSITION

BANCOLOMBIA S.A.

As of March 31, 2024 and December 31, 2023

(Stated in millions of Colombian pesos)

	Note	March 31, 2024 (Unaudited)	December 31, 2023
ASSETS
Cash and cash equivalents	3	14,071,527	24,348,860
Financial assets investments, net	4.1	15,104,291	13,757,902
Derivative financial instruments	4.2	4,342,669	6,215,942
Financial assets investments, net and derivative financial instruments		19,446,960	19,973,844
Loans and advances to customers		184,315,169	182,921,469
Allowance for loans, advances and lease losses		(13,266,237)	(12,892,352)
Loans and advances to customers, net	5	171,048,932	170,029,117
Assets held for sale and inventories, net		533,749	459,328
Investment in subsidiaries	6	25,265,317	24,751,945
Investment in associates and joint ventures		310,735	298,598
Premises and equipment, net	7	5,100,280	5,446,056
Investment properties		598,860	574,550
Right of use asset under lease agreements		1,251,632	1,228,649
Intangible assets, net		342,164	345,553
Other assets, net		4,055,319	4,133,838
TOTAL ASSETS		242,025,475	251,590,338
LIABILITIES AND EQUITY
LIABILITIES
Deposits by customers	9	164,284,565	170,231,400
Interbank deposits and repurchase agreements and other similar secured borrowing	10	865,828	263,751
Derivative financial instruments	4.2	5,034,374	6,699,521
Borrowings from other financial institutions	11	9,658,755	12,000,269
Debt instruments in issue	12	10,755,576	10,958,823
lease contracts liabilities, net		1,378,477	1,352,302
Preferred shares		541,340	584,204
Current tax		601,418	1,520
Deferred tax, net	8.4	1,089,310	1,113,359
Employee benefit plans		704,488	684,439
Other liabilities	13	11,753,895	10,619,082
TOTAL LIABILITIES		206,668,026	214,508,670
EQUITY
Share capital		480,914	480,914
Additional paid-in-capital		4,837,497	4,837,497
Appropriated reserves	15	22,930,806	20,292,454
Retained earnings		1,531,780	5,935,658
Accumulated other comprehensive income, net of tax		5,576,452	5,535,145
TOTAL EQUITY		35,357,449	37,081,668
TOTAL LIABILITIES AND EQUITY		242,025,475	251,590,338

The accompanying notes form an integral part of these separate financial statements.

CONDENSED SEPARATE INTERIM STATEMENT OF INCOME

BANCOLOMBIA S.A.

For the three-month period ended March 31, 2024 and 2023 (Unaudited)

(Stated in millions of Colombian pesos)

	Note	March 31, 2024	March 31, 2023
Interest on loans and financial leases
Commercial		3,381,437	3,191,088
Consumer		1,844,405	2,050,381
Small business loans		31,276	38,401
Mortgage		763,447	847,532
Financial leases		908,773	864,401
Total interest income on loans and financial leases		6,929,338	6,991,803
Interest income on overnight and market funds		5,249	2,137
Interest and valuation on financial instruments	16.1	470,842	232,678
Other interest income		64,808	36,544
Total interest and valuation on financial instruments		7,470,237	7,263,162
Interest expenses	16.2	(3,224,477)	(3,333,111)
Net interest margin and valuation on financial instruments before impairment on loans and financial leases, off balance sheet credit instruments and other financial instruments		4,245,760	3,930,051
Credit impairment charges on loans, advances and financial leases, net	5	(1,515,065)	(1,290,256)
Credit (impairment) recovery for other financial instruments		(12,970)	(14,141)
Total credit impairment charges, net		(1,528,035)	(1,304,397)
Net interest margin and valuation on financial instruments after impairment on loans and financial leases and off balance sheet credit instruments and other financial instruments		2,717,725	2,625,654
Fees and commissions income	16.3.1	1,321,780	1,260,959
Fees and commissions expenses	16.3.2	(640,935)	(561,662)
Total fees and commissions, net		680,845	699,297
Other operating income, net	16.4	357,597	576,413
Equity method	16.5	566,881	739,201
Dividend income	16.5	2,673	4,257
Valuation and gains on sale of equity investments	16.5	1,210	800
Total income, net		4,326,931	4,645,622
Operating expenses
Salaries and employee benefits	17.1	(898,406)	(852,866)
Other administrative and general expenses	17.2	(750,758)	(704,277)
Taxes other than income tax	17.2	(319,812)	(282,580)
Impairment, depreciation and amortization	17.3	(231,758)	(208,607)
Total operating expenses		(2,200,734)	(2,048,330)
Profit before income tax		2,126,197	2,597,292
Income tax	8.1	(532,303)	(620,225)
Net income		1,593,894	1,977,067

         The accompanying notes form an integral part of these separate financial statements.

CONDENSED SEPARATE INTERIM STATEMENT OF COMPREHENSIVE INCOME

BANCOLOMBIA S.A.

For the three-month period ended March 31, 2024 and 2023 (Unaudited)

(Stated in millions of Colombian pesos)

	Note	March 31, 2024	March 31, 2023
Net income		1,593,894	1,977,067
Other comprehensive income/(loss) that will not be reclassified to net income
Remeasurement (loss)/income related to defined benefit liability		-	-
Income tax	8.3	6	34
Net of tax amount		6	34
Other comprehensive income/(loss) that may be reclassified to net income
Net gain (loss) on valuation of financial instruments (1)	4.1	(4,407)	29,082
Income tax	8.3	1,432	(9,964)
Net of tax amount		(2,975)	19,118
Foreign currency translation adjustments
Exchange differences	6	74,844	(930,497)
Hedge of net investment in foreign operations	6	(38,075)	338,087
Income tax	8.3	16,784	(130,722)
Net of tax amount (2)		53,553	(723,132)
Superávit por participación patrimonial
Unrealized gain/(loss) on investments in subsidiaries using equity method	6	(8,769)	117,313
Gain/(loss) on valuation of investments in associates and joint ventures		43	318
Net of tax amount		(8,726)	117,631
Total other comprehensive income that may be reclassified to net income		41,852	(586,383)
Total other comprehensive income, net of tax	8.3	41,858	(586,349)
Total comprehensive income		1,635,752	1,390,718

     The accompanying notes form an integral part of these separate financial statements.

(1)	The net effect as of March 31, 2024 corresponds to the realization of OCI debt securities for COP (4,724), equity investments for COP (1,155) and financial instruments for COP 1,472. The net effect as of March 31, 2023 corresponds to the realization of OCI debt securities for COP 21,975 and equity investments for COP 7,107.

(2)	In 2024, mainly due to revaluation of the Colombian peso against the U.S. dollar amounting to 17.30%.

CONDENSED SEPARATE INTERIM STATEMENT OF CHANGES IN EQUITY

BANCOLOMBIA S.A.

For the three months periods ended March 31, 2024 and 2023 (Unaudited)

(Stated in millions of Colombian pesos, except per share amounts stated in units of pesos)

						Accumulated other comprehensive income
	Note	Share capital	Additional paid in capital	Appropriated reserves	Financial instruments	Adjustments on first-time application of IFRS	Revaluation of assets	Employee benefits	Equity method surplus (1)	Total other comprehensive income, net	Retained earnings	Total equity
Balance as of January 1, 2024		480,914	4,837,497	20,292,454	173,289	2,555,858	2, 137	(15,765)	2,819,626	5,535,145	5,935,658	37,081,668
Dividend payment corresponding to 509,704,584 common shares and 452,122,416 preferred shares without voting rights, subscribed and paid as of December 31, 2023, at a rate of COP 3,536 per share, payable as follows: COP 884 per share quarterly, on the following dates: April 1, July 2, October 1, 2024 and January 2, 2025.		-	-	-	-	-	-	-	-	-	(3,343,319)	(3,343,319)
Reserve for equity strengthening and future growth.		-	-	2,605,222	-	-	-	-	-	-	(2,605,222)	-
Reserve for social benefit projects and donations.		-	-	33,000	-	-	-	-	-	-	(33,000)	-
Reclassification of unclaimed dividends in accordance with Article 85 of the Bank's bylaws to reserves.		-	-	130	-	-	-	-	-	-	-	130
Realization of retained earnings.		-	-	-	-	(551)	-	-	-	(551)	551	-
Equity method from participation in subsidiaries, associates and joint ventures.		-	-	-	-	-	-	-	-	-	(16,782)	(16,782)
Net income		-	-	-	-	-	-	-	-	-	1,593,894	1,593,894
Other comprehensive income	8.3	-	-	-	(2,975) (2)	-	-	6	44,827	41,858	-	41,858
Balance as of March 31, 2024		480,914	4,837,497	22,930,806	170,314	2,555,307	2,137	(15,759)	2,864,453	5,576,452	1,531,780	35,357,449

The accompanying notes form an integral part of these separate financial statements.

(1)	The balance as of March 31, 2024 includes recognition of the equity method on investments in subsidiaries for COP 6,585,460, equity method of investments in associates for COP (2,180), hedging of foreign investments for COP (4,441,857) and deferred tax for COP 723,030.
(2)	The balance as of March, 2024 includes OCI related to valuation of equity investments for COP 1,472, realization of OCI equity instruments for COP (1,155), OCI related to valuation of debt securities for COP (4,724) and deferred tax for COP 1,432.

CONDENSED SEPARATE INTERIM STATEMENT OF CHANGES IN EQUITY

BANCOLOMBIA S.A.

For the three months periods ended March 31, 2024 and 2023 (Unaudited)

(Stated in millions of Colombian pesos, except per share amounts stated in units of pesos)

						Accumulated other comprehensive income
	Note	Share capital	Additional paid in capital	Appropriated reserves	Financial instruments	Adjustments on first-time application of IFRS	Revaluation of assets	Employee benefits	Equity method surplus (1)	Total other comprehensive income, net	Retained earnings	Total equity
Balance as of January 1, 2023		480,914	4,837,497	16,733,917	123,805	2,557,668	2, 137	(535)	7,075,340	9,758,415	6,931,037	38,741,780
Dividend payment corresponding to 509,704,584 common shares and 452,122,416 preferred shares without voting rights, subscribed and paid as of December 31, 2022, at a rate of COP 3,536 per share, payable as follows: COP 884 per share quarterly, on the following dates: April 3, July 4, October 2, 2023 and January 2, 2024.		-	-	-	-	-	-	-	-	-	(3,343,319)	(3,343,319)
Reserve for equity strengthening and future growth.		-	-	3,557,980	-	-	-	-	-	-	(3,557,980)	-
Reserve for social benefit projects and donations.		-	-	33,000	-	-	-	-	-	-	(33,000)	-
Reclassification of unclaimed dividends in accordance with Article 85 of the Bank's bylaws to reserves.		-	-	142	-	-	-	-	-	-	-	142
Realization of retained earnings.		-	-	-	-	(1,204)	-	-	-	(1,204)	1,204	-
Equity method from participation in subsidiaries, associates and joint ventures.		-	-	-	-	-	-	-	-	-	(12,690)	(12,690)
Net income		-	-	-	-	-	-	-	-	-	1,977,067	1,977,067
Other comprehensive income	8.3	-	-	-	19,118 (2)	-	-	34	(605,501)	(586,349)	-	(586,349)
Balance as of March 31, 2023		480,914	4,837,497	20,325,039	142,923	2,556,464	2,137	(501)	6,469,839	9,170,862	1,962,319	36,776,631

The accompanying notes form an integral part of these separate financial statements.

(1)	The balance as of March 31, 2023 includes recognition of the equity method on investments in subsidiaries for COP 11,138,165, equity method of investments in associates for COP (2,078), hedging of foreign investments for COP (6,014,527) and deferred tax for COP 1,348,279.
(2)	The balance as of March, 2023 includes OCI related to valuation of equity investments for COP 7,107, OCI related to valuation of debt securities for COP 21,975 and deferred tax for COP (9,964).

CONDENSED SEPARATE INTERIM STATEMENT OF CASH FLOW

BANCOLOMBIA S.A.

For the three-months period ended March 31, 2024, and 2023 (unaudited)

(Stated in millions of Colombian pesos)

	Note	March 31, 2024	March 31, 2023
Net income		1,593,894	1,977,067
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and impairment	17.3	231,758	208,607
Equity method	16.5	(566,881)	(739,201)
Investment recovery	4.1	-	(1,603)
Credit impairment charges on loans and financial leases, net	5	1,515,065	1,290,256
Other assets impairment		12,970	15,744
Net interest income		(3,781,981)	(3,708,973)
Utilidad en venta de Instrumentos de patrimonio	16.5	(1,155)	-
Gain on sale of property and equipment	16.4	(3,417)	(2,109)
Gain on repositioning of inventories and sale of assets held for sale	16.4	(31,171)	(32,134)
Gain on valuation of financial instruments at fair value - Debt instruments	16.1	(287,415)	(289,093)
Gain on valuation of financial instruments at amortized cost		(78,797)	(69,410)
(Gain) loss on valuation of equity instruments		(55)	(800)
Loss (gain) on valuation of spot transactions	16.1	9,674	(8,932)
(Gain) loss on derivative financial instruments		89,306	(26,705)
Other provisions		12,014	-
Bonds and short-term benefits		103,918	131,303
Other non-cash items		(34)	249
Preferred shares dividend expense	16.2	14,837	14,837
Dividends on equity investments	16.5	(2,673)	(4,257)
Effect of exchange rate changes		(143,347)	(90,056)
Income tax expense (2)	8	532,303	620,225
Change in operating assets and liabilities:
Decrease (Increase) Financial instruments measured at fair value through profit and loss		(750,113)	(2,930,376)
Increase Loan portfolio and financial leasing operations		(2,197,212)	326,227
Increase Other accounts receivable		(19,336)	24,738
Decrease Derivatives		118,891	(255,651)
Increase Other assets		95,935	(274,758)
Increase Deposits		(5,860,553)	165,630
(Decrease) Increase in accounts payable		(760,967)	(1,923,410)
Increase in other liabilities and provisions		(532,924)	(327,861)
Interest received		6,567,859	6,341,298
Received dividends		130,438	145,977
Proceeds from sale of assets held for sale and inventories		245,363	127,640
Recovery of charged-off receivables account	5	98,707	74,904
Interest paid		(3,350,691)	(2,873,133)
Income tax paid		(61,917)	(394,985)
Net cash provided by (used in) operating activities		(7,057,707)	(2,488,745)
Cash flows from investment activities
Investments Purchase:		(1,022,433)	(712,575)
Investments at amortized cost		(960,499)	(646,908)
Investments in subsidiaries		(21,364)	(65,570)
Investments in associates and joint ventures		(40,570)	(97)
Investments sale:		727,239	726,268
Financial instruments measured at fair value through OCI – Equity investment		1,155	-
Investments at amortized cost		726,084	726,268
Acquisition of property and equipment		(114,569)	(550,009)
Acquisition of investment property		(24,310)	(504)
Proceeds from sale of property and equipment		26,370	19,407
Acquisition of intangible assets		(12,151)	(13,421)
Net cash used in investing activities		(419,854)	(530,834)
Cash flows from Financial activities:
(Decrease) Increase Interbank		-	(149,235)
Increase in monetary and related market operations		602,077	196,047
Opening of financial obligations		711,990	1,540,292
Cancellation of financial obligations		(3,000,339)	(950,193)
Lease liabilities		(27,647)	(28,754)
Issuance of debt securities		-	277,506
Cancellation of debt securities		(271,375)	-
Dividends paid		(849,322)	(749,485)
Net cash (used in) provided by Financial activities		(2,834,616)	136,178
(Decrease) / Increase in cash and cash equivalents, before the effect of exchange rate changes		(10,312,177)	(2,883,401)
Effect of exchange rate variations on cash and cash equivalents		34,844	(70,164)
Increase in cash and cash equivalents		(10,277,333)	(2,953,565)
Cash and cash equivalents at the beginning of the period	3	24,348,860	16,233,804
Cash and cash equivalents at the end of the period	3	14,071,527	13,280,239

The accompanying notes form an integral part of these separate financial statements.

The statement of cash flows includes the following non-cash transactions, which were not reflected in the separate statement of cash flows:

a)	Restructured loans that were transferred to foreclosed assets as of march 31, 2024 for COP 48,768 and as of march 31, 2023 for COP 67,466.

NOTE 1. REPORTING ENTITY

Bancolombia S.A., hereinafter the Bank, is a credit establishment, listed on the Colombia Stock Exchange (BVC) as well as on the New York Stock Exchange (NYSE), since 1981 and 1995, respectively. The Bank main location is in Medellín (Colombia), main address Carrera 48 # 26-85, Avenida Los Industriales, and was originally constituted under the name Banco Industrial Colombiano (BIC) according to public deed number 388, date January 24, 1945, from the First Notary's Office of Medellin, authorized by the Superintendence of Finance of Colombia (“SFC”). On April 3, 1998, by means of public deed No. 633, BIC merged with Bank of Colombia S.A., and the resulting organization of that merger was named Bancolombia S.A.

At the General Shareholders' Meeting held on March 15, 2024, a bylaws amendment was approved, which is in the process of being formalized in a public deed and registered with the Chamber of Commerce. In this reform, the duration of the company was extended until December 8, 2144. The company may be dissolved or extended before said term.

Bancolombia S.A.’s business purpose is to carry out all operations, transactions, acts and services inherent to the banking business. The Bank may participate in the capital of other companies, wherever authorized by law, according to all terms and requirements, limits or conditions established therein.

The operating license was authorized definitively by the SFC according to Resolution number 3140 on September 24, 1993.

The Bank, through its subsidiaries, has banking operations and international presence in United States, Puerto Rico, Panamá Guatemala and El Salvador.  On May 25, 2022 and April 15, 2022, respectively, the Bank obtained the regulatory authorizations and licenses to operate as a broker-dealer and as a registered investment adviser in the United States, through its subsidiaries Bancolombia Capital Holdings USA LLC, Bancolombia Capital LLC, and Bancolombia Capital Advisers LLC, which were incorporated in September 2021.

The assets and liabilities of the operations in Barbados through Mercom Bank were transferred to other companies, leaving the balances of the loan portfolio and deposit portfolio at zero. The company is in the process of dissolution and liquidation.

Operations in the Cayman Islands through Bancolombia Cayman have been canceled or transferred. The company is in the process of dissolution and liquidation.

The operations of Transportempo S.A.S. are in the process of dissolution.

On December 14, 2021, the Bank's Board of Directors authorized the legal separation of the Nequi business, the digital platform of Grupo Bancolombia which offers financial services. The Financial Superintendence of Colombia, through Resolution 0843 of July 6, 2022, modified by the Resolution 0955 of July 27, 2022, authorized the constitution of Nequi S.A. Financial Company. The legal separation implied the creation and commercial registration of a new corporation supervised by the Financial Superintendence of Colombia through which Nequi will operate completely as a digital bank (compañía de financiamiento). In order to be able to operate, compliance with all the activities required to obtain the authorization certificate or operating permit must be accredited to the Financial

Superintendence of Colombia. On September 2022 the company NEQUI S.A.S. was created with a capitalization of COP 150,000 distributed mainly between Banca de Inversión Bancolombia S.A. with a participation of 94.99% and Inversiones CFNS S.A.S. with 5.01%.

On July 22, 2022, through the subsidiary, Sistemas de Inversiones y Negocios S.A. SINESA, the company Wenia LTD was incorporated in Bermuda, a corporate vehicle whose purpose is to provide technology services. By private document dated October 18, 2022, Wenia LTD as the sole shareholder, registered on November 22, 2022 with the Chamber of Commerce, the commercial company called Wenia S.A.S., whose purpose, among others, is the creation and implementation of operating systems and software applications.

On June 27, 2023, the Bank's Board of Directors evaluated a change in the professional management of the Private Capital Fund Fondo Inmobiliario Colombia and approved the constitution of a new company that arose from a joint venture entered into with Patria Investments to provide said services. On August 28, the company Gestoría Externa de Portafolios S.A. was established, with a capital of one million pesos, 100% owned by the Bancolombia Group. This entity issued shares for an approximate value of COP 19,000, and on November 1, 2023, Patria subscribed 51% of the shares of this company. Said company, Patria Asset Management S.A. (formerly Gestoría Externa de Portafolios S.A.), has as its main corporate purpose the provision of professional management services and external management of collective investment vehicles including collective investment funds and private equity funds in Colombia under the terms of part 3 of the Decree 2555 of 2010, without this constituting the performance of regulated activities exclusive to the entities supervised by the Financial Superintendence of Colombia.

As of march 31, 2024, the Bank has 22,307 employees, operates through 28,225 banking correspondents, 4,576 ATM’s, 575 offices and 493 mobile service points in Colombian territory.

SEPARATE FINANCIAL STATEMENTS NOTES

BANCOLOMBIA S.A.

NOTA 2. MATERIAL ACCOUNTING POLICIES

A.	Basis for preparation of condensed interim financial statements

The condensed separate interim financial statements for the cumulative three months ended on March 31, 2024 have been prepared in accordance with International Accounting Standard 34: Interim Financial Reporting (“IAS 34”), issued by the International Accounting Standards Board (hereinafter, IASB). They do not include all the information and disclosures required for full annual financial statements and should be read in conjunction with the Bank’s separate financial statements for the year ended on December 31, 2023 which complied with the Normas de Contabilidad e Información Financiera (“NCIF”) accepted in Colombia, in accordance with the Marco Técnico Normativo issued through the Decreto Único Reglamentario 2420 of 2015 and its amendments, by the Ministerio de Hacienda y Crédito Público and Ministerio de Comercio, Industria y turismo.

This framework is based on International Financial Reporting Standards (hereinafter, IFRS) issued by the IASB, as well as the interpretations issued by the International Financial Reporting Interpretations Committee (hereinafter, IFRS-IC), and exempts the application of IAS 39 and IFRS 9, only with respect to the loan portfolio and its impairment and the classification and valuation of investments, which are recognised, classified and measured in accordance with the provisions of the Superintendencia Financiera de Colombia (“SFC”) contained in Chapter I and II of Circular Externa 100 of 1995, and IFRS 5 for the determination of impairment of foreclosed assets, which are impaired in accordance with the provisions of the SFC. The above provisions are considered NCIF accepted in Colombia.

Preparation of the condensed separate interim financial statements undergoing concern basis

Management has assessed the Bank’s ability to continue as a going concern and confirms that the Bank has adequate liquidity and solvency to continue operating the business for the foreseeable future, which is at least, but is not limited to, three months from the end of the reporting period. Based on the Bank's liquidity position at the date of authorization of the condensed separate interim financial statements, Management maintains a reasonable expectation that it has adequate liquidity and solvency to continue in operation for at least the next 12 months and that the going concern basis of accounting remains appropriate.

In the Management opinion, these condensed separate interim financial statements reflect all material adjustments considered necessary in the circumstances and based on the best information available as of March 31, 2024 and the date of their promulgation and issuance, for a fair representation of financial results for the interim periods presented.

The results of operations for the cumulative three months ended on March 31, 2024 and 2023 are not necessarily indicative of the results for the full year. The Bank believes that the disclosures are sufficient to make the information presented not misleading or biased. For this reason, the condensed separate interim financial statements include selected explanatory notes to explain events and transactions that are important to the financial statements users or represent significant materiality in understanding the changes in the Bank’s financial position and performance since the last annual audited financial statements.

Assets and liabilities are measured at cost or amortized cost, except for some financial assets and liabilities that are measured at fair value. Financial assets and liabilities measured at fair value comprise those classified as assets and liabilities at fair value through profit or loss and equity securities measured at fair value through other comprehensive income (“OCI”). Almost, investments in associates, joint ventures and subsidiaries are measured using the equity method.

The condensed interim financial statements are stated in Colombian pesos (“COP”) and figures are stated in millions, except the exchange rate, which are stated in units of Colombian pesos, while other currencies (dollars, euro, pounds, etc.) are stated in thousands.

In accordance with Colombian law, the Bank is required to prepare separate financial statements, which have been prepared in accordance with the Marco Técnico Normativo indicated above. The separate financial statements are those that serve as the basis for the regulatory compliance, distribution of dividends and other appropriations by the shareholders.

B.	Use of estimates and judgments

The preparation of condensed separate interim financial statements requires that the Bank's Management makes judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses.

The estimates and underlying assumptions are reviewed on an ongoing basis. Changes in accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

For the period ended on March 31, 2024 there were no changes in the significant estimates and judgments made by Management in applying the Bank's accounting, as compared to those applied in the financial statements at the year ended on December 31, 2023.

C.	Material accounting policies and recently issued accounting pronouncements.

The same accounting policies and methods of calculation applied in the financial statements at the end of the year ended on December 31, 2023 continue to be applied in these condensed separate interim financial statements, except for the adoption of new standards, improvements and interpretations effective from January 1, 2024, as shown below:

Amendments to IAS 1 Presentation of Financial Statements: On January 23, 2020, the IASB issued amendments to IAS 1 to clarify the requirements for classifying liabilities as current or non-current. More specifically:

-	The amendments specify that the conditions which exist at the end of the reporting period of an obligation are those which will be used to determine if a right to defer settlement of a liability exists.
-	Management expectations about events after the balance sheet date, for example on whether a covenant will be breached, or whether early settlement will take place, are not relevant.
-	The amendments clarify the situations that are considered settlement of a liability.

Additionally, on October 30, 2022, the IASB issued an amendment to IAS 1 to improve the disclosures an entity provides when its right to defer settlement of a liability for at least twelve months is subject to compliance with covenants, and how this impacts the classification of that liability as current or non-current.

The amendments to IAS 1 are required to be applied for annual periods beginning on or after January 1, 2024, which is consistent with the application period in Colombia, in accordance with Decreto 938 of August 2021, which includes the update of January 23, 2020. The amendments must be applied retrospectively, in accordance with IAS 8. Early application is permitted.

Management concluded that this amendment has no impact on the preparation of the condensed separate interim financial statements, because the Bank presents the condensed separate interim statement of financial position ordered by liquidity, according to the business nature.

New standards issued by the IASB that have not yet been incorporated into the NCIF accepted in Colombia.

Amendments to IFRS 16 Leases - Lease liability in a sale and leaseback: In September 2022, the IASB amended IFRS 16 to add subsequent measurement requirements for sale and leaseback transactions that meet the requirements of IFRS 15 to be accounted as a sale. The amendments require a seller-lessee to subsequently measure lease liabilities arising from a subsequent lease such that it does not recognize any amount of gain or loss that relates to the right-of-use that it retains.

This amendment is effective for annual periods beginning on or after January 1, 2024, and early application is permitted.

This amendment has been assessed by Management with no evidence of an impact on the Bank's condensed separate interim financial statements and disclosures, due the new requirements are in line with what the Bank has applied and disclosed.

NOTE 3. CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flow and the statement of financial position, the following assets are considered as cash and cash equivalents:

	March 31, 2024	December 31, 2023
In millions of COP
Cash
Cash	7,371,009	6,846,978
Deposits from Colombian Central Bank (1)(2)	909,141	7,318,665
Deposits from banks and other private financial institutions	1,527,519	2,203,471
Checks on hold	-	7,508
Remittances of domestic negotiated checks in transit	82	309
Total cash	9,807,751	16,376,931
Monetary market transactions
Reverse repurchase agreements	3,778,549	7,792,496
Interbank borrowings	485,227	179,433
Total monetary market transactions	4,263,776	7,971,929
Total cash and cash equivalents	14,071,527	24,348,860

(1)According to External Resolution No. 20 of 2020 of Colombian Central Bank, which amends External Resolution No. 5 of 2008 issued by the Colombian Central Bank, the Bank must maintain the equivalent of 8% of the deposits mentioned in Article 1, paragraph (a), and the equivalent of 3.5% of its customers’ deposits with a maturity of less than 18 months paragraph (b) as ordinary reserve, represented in deposits at the Central Bank or as cash in hand.
(2)This account shows an important variation due to the effect of the usual transactionality of the Bank's operations and the cancellation of interest-bearing deposits for COP 3.5 bn opened in December 2023 and cancelled in January 2024.
(3)For the month of January 2024, total liquidation of repo operations for COP 7,792,496 that were open between November and December 2023 was agreed, mainly with CRCC for COP 7,582,317, in the months of February and March new operations were agreed mainly with CRCC for COP 3,448,069

As of march 31, 2024 and december 31, 2023, there is restricted cash amounting to COP 760,331 and COP 1,010,562 respectively, included in other assets on the statement of financial position, which represents margin deposits pledged as collateral for derivative contracts traded through Colombian clearing houses.

NOTE 4. FINANCIAL ASSETS INVESTMENTS, NET AND DERIVATIVES

The Bank's portfolio  investment in financial instruments and derivatives as of March 31, 2024 and December 31 2023, is described below:

Financial assets investments and derivative financial instruments	March 31, 2024	December 31, 2023
In millions of COP
Investments in debt securities
Negotiable investments (1)	5,821,353	5,655,077
Available-for-sale investments	3,298,225	3,211,425
Held-to-maturity investments	3,736,478	3,423,265
Subtotal debt securities, net	12,856,056	12,289,767
Pledged financial assets (1) (2)	2,067,120	1,287,391
Total debt securities	14,923,176	13,577,158
Total equity securities (2)	181,115	180,744
Total investment financial assets, net	15,104,291	13,757,902

Total derivative assets (3)	4,342,669	6,215,942

Total derivative liabilities (3)	(5,034,374)	(6,699,521)

(1)	As of March 31, 2024, there is a increase in the portfolio of COP 946,005, mainly in fix-rate treasury securities issued by the Colombian Goverment for COP 1.8 bn and decrease in United States government bonds for COP 873.
(2)	See Note 4.1. Financial assets investments, net.
(3)	See Note 4.2. Derivative financial instruments.

4.1. Financial assets investments, net

The detail of the financial investment assets is as follows:

As of March 31, 2024

Debt securities	Measurement methodology			Total carrying amount
	Held for trading	Available-for-sale investments	Held-to-maturity investments
In millions of COP
Treasury securities issued by the Colombian Government - TES	4,143,467	-	-	4,143,467
Corporate bonds	1,100,510	-	329,669	1,430,179
Agricultural Development Securities issued by the Colombian Government (TDA)	-	-	3,406,809	3,406,809
Solidarity Securities issued by the Colombian Government (TDS)	-	2,733,535	-	2,733,535
Other public debt	-	564,690	-	564,690
Other financial investment assets	487,280	-	-	487,280
Mortgage backed securities (TIPS)	90,096	-	-	90,096
Total debt securities	5,821,353	3,298,225	3,736,478	12,856,056

As of December 31, 2023

Debt securities	Measurement methodology			Total carrying amount
	Held for trading	Available-for-sale investments	Held-to-maturity investments
In millions of COP
Treasury securities issued by the Colombian Government - TES	3,126,666	-	-	3,126,666
Corporate bonds	2,002,423	-	336,794	2,339,217
Agricultural Development Securities issued by the Colombian Government (TDA)	-	-	3,086,471	3,086,471
Solidarity Securities issued by the Colombian Government (TDS)	-	2,664,295	-	2,664,295
Other public debt	-	547,130	-	547,130
Other financial investment assets	441,687	-	-	441,687
Mortgage backed securities (TIPS)	84,301	-	-	84,301
Total debt securities	5,655,077	3,211,425	3,423,265	12,289,767

The following table shows the detail of debt securities maturity:

As of March 31, 2024

Debt securities	Less than 1 year	Between 1 and 3 years	Between 3 and 5 years	Greater than 5 years	Total
In millions of COP
Negotiable investments
Treasury securities issued by the Colombian Government - TES	879,078	1,755,877	604,102	904,410	4,143,467
Corporate bonds	671,435	90,002	145,667	193,406	1,100,510
Other financial investment assets	172,799	149,676	100,617	64,188	487,280
Mortgage- backed securities (TIPS)	875	2,634	9,250	77,337	90,096
Subtotal negotiable investments	1,724,187	1,998,189	859,636	1,239,341	5,821,353
Available-for-sale investments
Solidarity Securities issued by the Colombian Government (TDS)	2,733,535	-	-	-	2,733,535
Other public debt	-	-	-	564,690	564,690
Subtotal available-for-sale investments	2,733,535	-	-	564,690	3,298,225
Held-to-maturity investments
Agricultural Development Securities issued by the Colombian Government (TDA)	3,406,809	-	-	-	3,406,809
Corporate bonds	-	-	-	329,669	329,669
Mortgage-backed securities (TIPS)	3,406,809	-	-	329,669	3,736,478
Subtotal held-to-maturity investments	7,864,531	1,998,189	859,636	2,133,700	12,856,056

As of December 31, 2023

Debt securities	Less than 1 year	Between 1 and 3 years	Between 3 and 5 years	Greater than 5 years	Total
In millions of COP
Negotiable investments
Treasury securities issued by the Colombian Government - TES	301,849	1,757,746	365,919	701,152	3,126,666
Bonds	1,540,796	101,294	42,733	317,600	2,002,423
Other financial investment assets	160,177	146,411	72,981	62,118	441,687
Mortgage- backed securities	848	2,559	10,651	70,243	84,301
Subtotal negotiable investments	2,003,670	2,008,010	492,284	1,151,113	5,655,077
Available-for-sale investments
Solidarity Securities issued by the Colombian Government (TDS)	2,664,295	-	-	-	2,664,295
Other public debt	-	-	-	547,130	547,130
Subtotal available-for-sale investments	2,664,295	-	-	547,130	3,211,425
Held-to-maturity investments
Agricultural Development Securities issued by the Colombian Government (TDA)	3,086,471	-	-	-	3,086,471
Bonds	-	-	-	336,794	336,794
Mortgage-backed securities	3,086,471	-	-	336,794	3,423,265
Subtotal held-to-maturity investments	7,754,436	2,008,010	492,284	2,035,037	12,289,767

For more information related to fair value disclosures of investments classified as held-to-maturity, see Note 29 Fair value of assets and liabilities.

The net effect in the statement of comprehensive income corresponding to the debt securities is COP (4,724) as of March, 2024 and COP 21,975 as of March, 2023. See separate statement of comprehensive income – profit Net loss on valuation of financial instruments.

These assets have no restrictions or limitations as of March 31, 2024 and March 31, 2023, except for the securities pledged as collateral for Reverse repurchase agreements and derivatives indicated below:

As of March 31, 2024

Pledged financial assets	Term	Security type	Carrying amount
In millions of COP
Securities issued by the Colombian government
Investments pledged as collateral in transactions with reverse repurchase agreements	Up to 1 month	Treasury securities	632,956
Investments pledged as collateral in transactions with derivatives	Between 1 and 3 months	Treasury securities	1,434,164
Total securities issued by the Colombian government			2,067,120
Total pledged financial assets			2,067,120

As of December 31, 2023

Pledged financial assets	Term	Security type	Carrying amount
In millions of COP
Securities issued by the Colombian government
Investments pledged as collateral in transactions with reverse repurchase agreements	Up to 1 month	Treasury securities	810,101
Investments pledged as collateral in transactions with derivatives	Between 1 and 3 months	Treasury securities	477,290
Total securities issued by the Colombian government			1,287,391
Total pledged financial assets			1,287,391

The detail of investments in equity securities is as follows:

Total equity financial instruments	March 31, 2024	December 31, 2023
In millions of COP
Investments at fair value with changes in OCI (1)	170,178	170,534
Financial instruments measured at fair value with changes in equity with changes in OCI	8,181	7,509
Investments at fair value through profit or loss (2)	2,756	2,701
Total equity financial instruments	181,115	180,744

(1)	The detail of this investments is presented in the table “Equity instruments measured at fair value through OCI”.
(2)	The category of Investments at fair value through income statement includes the Preferred shares of Compañía de Financiamiento TUYA S.A., for a value of less than COP 1, Renta Fija Plus and Renta Fija Plazo trusts, which were acquired in 2022.

Detail of equity instruments measured at fair value through OCI:

Carrying amount
Equity instruments measured at fair value through OCI	March 31, 2024	December 31, 2023
In millions of COP
Asociación Gremial de Instituciones Financieras Credibanco S.A.	110,785	110,785
Residual Rights (1)	25,891	25,579
Holding Bursatil Regional S.A.	21,013	23,040
Banco Latinoamericano de Comercio Exterior, S.A Bladex	8,039	6,679
Derecho Fiduciario Inmobiliaria Cadenalco	4,449	4,449

Bolsa de Valores de Colombia S.A.	1	2
Total Equity instruments measured at fair value through OCI	170,178	170,534

(1)	For payments received for Residual Rights as of March 31, 2024, COP (1,155) were made through the OCI, which were transferred to income and as of March 31, 2023, there are no payments.

Investments in equity securities which are measured at fair value through OCI are considered strategic for the Bank and, therefore, there is no intention to sell them in the foreseeable future. That is the reason why this alternative is used for its presentation.

The net effect of valuation in the statement of comprehensive income corresponding to equity investment financial securities is COP 1,472 as of March 2024 and COP 7,107 as for March, 2023. See separate statement of comprehensive income - net loss on valuation of financial instruments.

Dividends on equity securities through OCI recognized as of March 2024, and March 2023 amount to COP 2,673 and COP 4,257, respectively. See Note 25.5. Equity investment income.

As of March 31, 2024 and December 31, 2023 there were no impairment losses on equity securities. These investments do not have a maturity date; therefore, they are not included in the maturity detail.

4.2. Derivative financial instruments

The Bank derivative activities do not give rise to significant open positions in portfolios of derivatives. The Bank enters into derivative transactions to facilitate customer business, for hedging purposes and arbitrage activities, such as forwards, options, or swaps where the underlying are exchange rates, interest rates, and securities.

A swap agreement is a contract between two parties to exchange cash flows based on specified underlying notional amounts, assets, and/or indexes. Financial futures and forward settlement contracts are agreements to buy or sell a quantity of a financial instrument (including another derivative financial instrument), index, currency or commodity at a predetermined rate or price during a period or at a date in the future. Futures and option contracts are standardized agreements for future delivery, traded on exchanges that typically act as a platform.

For further information related to the objectives, policies, and processes for managing the Bank’s risk, please see item Risk Management.

The following table presents the Bank's derivatives by type of risk as of March 31, 2024 and December 31, 2023:

Derivatives	March 31, 2024	December 31, 2023
In millions of COP
Forwards
Assets
Foreign exchange contracts	2,689,984	4,377,677
Equity contracts	1,534	3,014
Subtotal assets	2,691,518	4,380,691
Liabilities
Foreign exchange contracts	(2,927,540)	(4,522,580)
Equity contracts	(562)	(10,481)
Subtotal Liabilities	(2,928,102)	(4,533,061)
Total forwards	(236,584)	(152,370)

Swaps
Assets
Foreign exchange contracts	1,246,515	1,304,338
Interest rate contracts	270,825	320,325
Subtotal assets	1,517,340	1,624,663
Liabilities
Foreign exchange contracts	(1,571,768)	(1,491,086)
Interest rate contracts	(372,994)	(442,787)
Subtotal liabilities	(1,944,762)	(1,933,873)
Total swaps	(427,422)	(309,210)
Options
Assets
Foreign exchange contracts	133,811	210,588
Subtotal assets	133,811	210,588
Liabilities
Foreign exchange contracts	(161,510)	(232,587)
Subtotal liabilities	(161,510)	(232,587)
Total options	(27,699)	(21,999)
Derivative assets	4,342,669	6,215,942
Derivative liabilities	(5,034,374)	(6,699,521)

The table below details the amount of derivatives net by maturity:

As of March 31, 2024

	Forward	Swaps	Options	Total
Assets	2,691,518	1,517,340	133,811	4,342,669
Less than 1 year	2,551,834	556,999	100,698	3,209,531
Between 1 and 3 years	137,697	446,721	33,113	617,531
More than 3 years	1,987	513,620	-	515,607
Liabilities	(2,928,102)	(1,944,762)	(161,510)	(5,034,374)
Less than 1 year	(2,850,470)	(521,740)	(120,862)	(3,493,072)
Between 1 and 3 years	(77,632)	(870,706)	(40,648)	(988,986)
More than 3 years	-	(552,316)	-	(552,316)

As of December 31, 2023

	Forward	Swaps	Options	Total
Assets	4,380,691	1,624,663	210,588	6,215,942
Less than 1 year	4,231,752	611,487	135,559	4,978,798
Between 1 and 3 years	147,826	517,205	75,029	740,060
More than 3 years	1,113	495,971	-	497,084
Liabilities	(4,533,061)	(1,933,873)	(232,587)	(6,699,521)
Less than 1 year	(4,416,129)	(414,233)	(152,284)	(4,982,646)
Between 1 and 3 years	(116,932)	(979,130)	(80,303)	(1,176,365)
More than 3 years	-	(540,510)	-	(540,510)

Derivatives' guarantee

The following table presents the cash and securities collateral for derivatives as of March 31, 2024 and December 31, 2023:

	March 31, 2024	December 31, 2023
In millions of COP
Guarantees delivered	2,194,200	2,297,681
Guarantees received	(477,870)	(787,640)

NOTE 5. LOANS PORTAFOLIO AND FINANCIAL LEASING OPERATIONS, NET

The following is the composition of the loans and financial leasing operations portfolio, net as of March 31, 2024 and December 31, 2023:

Composition	March 31, 2024	December 31, 2023
In millions of COP
Commercial (1)	97,469,027	95,614,822
Consumer	38,099,925	38,862,513
Financial Leasing	25,867,212	26,056,199
Mortgage	22,379,590	21,840,258
Small business loans	499,415	547,677
Total loan portfolio and financial leasing operations	184,315,169	182,921,469
Total provision for loan portfolio and leasing operations impairment (2)	(13,266,237)	(12,892,352)
Total loan portfolio and leasing operations, net	171,048,932	170,029,117
(1)	The increase was mainly due to new ordinary loans disbursed in 2024.
(2)	Includes general provision for loan portfolio and leasing operations, in accordance with SFC regulations:
Provision concept	March 31, 2024	December 31, 2023
In millions of COP
General provision (Circular 026, 2022)(3)	122,542	353,159
General provision Small business loans and Mortgage (Circular 100, 1995)	226,382	221,529
Total general provision	348,924	574,688
(3)	Based on the instructions of Circular 026, the effect of leverage for a higher portfolio quality in new originations, for consumer loans.

Loans and leasing operations portfolio By risk category

As of March 31, 2024 and December 31 2023, the loan portfolio and leasing operations are distributed in the following risk categories:

As of March 31, 2024

Commercial	Loans			Provision			Other items
Category	Capital	Interest and/or financial component	Other items	Capital	Interest and/or financial component	Other items
In millions of COP
A – Normal risk	88,946,432	1,621,563	13,922	1,252,947	26,303	510	89,302,157
B – Acceptable risk	1,558,041	92,158	1,614	188,357	8,186	325	1,454,945
C – Appreciable risk	589,115	19,085	1,312	115,337	16,271	1,160	476,744
D – Significant risk	1,923,820	51,942	13,079	1,357,341	51,942	13,057	566,501
E – Unrecoverable risk	2,599,059	31,067	6,818	2,190,388	31,067	6,668	408,821
Total	95,616,467	1,815,815	36,745	5,104,370	133,769	21,720	92,209,168

Consumer	Loans			Provision			Total net
Category	Capital	Interest and/or financial component	Other items	Capital	Interest and/or financial component	Other items
In millions of COP
A – Normal risk	31,019,330	496,329	62,892	1,087,518	19,568	3,027	30,468,438
B – Acceptable risk	1,295,003	39,094	5,759	170,954	11,838	2,432	1,154,632
C – Appreciable risk	983,161	29,445	5,147	229,647	23,157	4,483	760,466
D – Significant risk	1,384,236	44,766	10,169	1,329,628	44,766	10,148	54,629
E – Unrecoverable risk	2,624,108	78,919	21,567	2,537,489	78,919	21,349	86,837
Total	37,305,838	688,553	105,534	5,355,236	178,248	41,439	32,525,002

Leasing	Loans			Provision			Total net
Category	Capital	Interest and/or financial component	Other items	Capital	Interest and/or financial component	Other items
In millions of COP
A – Normal risk	21,310,225	180,976	2,354,951	430,242	3,870	36,350	23,375,690
B – Acceptable risk	581,749	9,328	14,629	27,827	621	988	576,270
C – Appreciable risk	324,543	5,185	20,048	27,483	3,473	14,772	304,048
D – Significant risk	512,608	42,478	57,749	265,846	42,450	51,816	252,723
E – Unrecoverable risk	340,967	76,460	35,316	320,952	75,647	35,075	21,069
Total	23,070,092	314,427	2,482,693	1,072,350	126,061	139,001	24,529,800

Mortgage	Loans			Provision			Total net
Category	Capital	Interest and/or financial component	Other items	Capital	Interest and/or financial component	Other items
In Millions of COP
A – Normal risk	21,000,897	203,084	3,121	431,648	2,102	30	20,773,322
B – Acceptable risk	468,786	7,060	695	35,221	7,060	695	433,565
C – Appreciable risk	208,380	1,031	958	110,420	1,031	958	97,960
D – Significant risk	267,699	2,843	1,117	202,311	2,843	1,117	65,388
E – Unrecoverable risk	206,484	3,312	4,123	206,484	3,312	4,123	-
Total	22,152,246	217,330	10,014	986,084	16,348	6,923	21,370,235

Small business loans	Loans			Provision			Total net
Category	Capital	Interest and/or financial component	Other items	Capital	Interest and/or financial component	Other items
In millions of COP
A – Normal risk	392,442	6,785	1,068	8,791	140	30	391,334
B – Acceptable risk	16,748	765	108	644	765	108	16,104
C – Appreciable risk	10,567	428	108	6,422	428	108	4,145
D – Significant risk	19,625	832	254	19,098	832	253	528
E – Unrecoverable risk	46,444	2,115	1,126	43,830	2,115	1,124	2,616
Total	485,826	10,925	2,664	78,785	4,280	1,623	414,727

Total loans	Loans			Provision			Total Net
Category	Capital	Interest and/or financial component	Other items	Capital	Interest and/or financial component	Other items
In millions of COP
A – Normal risk	162,669,326	2,508,737	2,435,954	3,211,146	51,983	39,947	164,310,941
B – Acceptable risk	3,920,327	148,405	22,805	423,003	28,470	4,548	3,635,516
C – Appreciable risk	2,115,766	55,174	27,573	489,309	44,360	21,481	1,643,363
D – Significant risk	4,107,988	142,861	82,368	3,174,224	142,833	76,391	939,769
E – Unrecoverable risk	5,817,062	191,873	68,950	5,299,143	191,060	68,339	519,343
Total	178,630,469	3,047,050	2,637,650	12,596,825	458,706	210,706	171,048,932

As of December 31, 2023

Commercial	Loans			Provision			Other items
Category	Capital	Interest and/or financial component	Other items	Capital	Interest and/or financial component	Other items
In millions of COP
A – Normal risk	87,655,242	1,502,565	16,158	1,232,376	24,530	578	87,916,481
B – Acceptable risk	1,300,166	74,543	1,854	197,071	8,079	392	1,171,021
C – Appreciable risk	631,082	12,217	1,564	156,946	9,861	1,385	476,671
D – Significant risk	1,779,007	43,394	11,537	1,223,780	43,394	11,523	555,241
E – Unrecoverable risk	2,550,668	28,750	6,075	2,142,931	28,750	5,931	407,881
Total	93,916,165	1,661,469	37,188	4,953,104	114,614	19,809	90,527,295

Consumer	Loans			Provision			Total net
Category	Capital	Interest and/or financial component	Other items	Capital	Interest and/or financial component	Other items
In millions of COP
A – Normal risk	32,413,615	517,717	64,264	1,372,121	21,829	3,139	31,598,507
B – Acceptable risk	1,062,168	35,307	5,318	127,120	11,640	2,299	961,734
C – Appreciable risk	898,748	29,112	5,546	193,193	22,939	4,826	712,448
D – Significant risk	1,511,693	52,257	11,365	1,448,226	52,257	11,350	63,482
E – Unrecoverable risk	2,173,238	64,509	17,656	2,108,782	64,509	17,496	64,616
Total	38,059,462	698,902	104,149	5,249,442	173,174	39,110	33,400,787

Leasing	Loans			Provision			Total net
Category	Capital	Interest and/or financial component	Other items	Capital	Interest and/or financial component	Other items
In millions of COP
A – Normal risk	21,592,066	175,325	2,404,759	435,169	3,829	37,879	23,695,273
B – Acceptable risk	538,105	7,852	12,592	25,701	565	907	531,376
C – Appreciable risk	328,825	4,816	16,995	27,587	3,234	12,688	307,127
D – Significant risk	430,928	35,678	55,351	224,699	35,664	42,956	218,638
E – Unrecoverable risk	346,214	73,062	33,631	326,783	72,005	33,320	20,799
Total	23,236,138	296,733	2,523,328	1,039,939	115,297	127,750	24,773,213

Mortgage	Loans			Provision			Total net
Category	Capital	Interest and/or financial component	Other items	Capital	Interest and/or financial component	Other items
In Millions of COP
A – Normal risk	20,535,984	200,004	2,549	421,655	2,073	26	20,314,783
B – Acceptable risk	424,654	4,934	654	34,213	4,934	654	390,441
C – Appreciable risk	210,292	921	866	110,781	921	866	99,511
D – Significant risk	249,828	2,383	1,076	188,885	2,383	1,076	60,943
E – Unrecoverable risk	198,883	3,279	3,951	198,883	3,279	3,951	-
Total	21,619,641	211,521	9,096	954,417	13,590	6,573	20,865,678

Small business loans	Loans			Provision			Total net
Category	Capital	Interest and/or financial component	Other items	Capital	Interest and/or financial component	Other items
In millions of COP
A – Normal risk	439,705	7,609	1,040	9,739	173	29	438,413
B – Acceptable risk	16,911	774	127	644	774	127	16,267
C – Appreciable risk	11,175	503	109	6,858	503	109	4,317
D – Significant risk	19,715	867	244	19,257	867	243	459
E – Unrecoverable risk	45,559	2,216	1,123	42,875	2,216	1,119	2,688
Total	533,065	11,969	2,643	79,373	4,533	1,627	462,144

Total loans	Loans			Provision			Total Net
Category	Capital	Interest and/or financial component	Other items	Capital	Interest and/or financial component	Other items
In millions of COP

A – Normal risk	162,636,612	2,403,220	2,488,770	3,471,060	52,434	41,651	163,963,457
B – Acceptable risk	3,342,004	123,410	20,545	384,749	25,992	4,379	3,070,839
C – Appreciable risk	2,080,122	47,569	25,080	495,365	37,458	19,874	1,600,074
D – Significant risk	3,991,171	134,579	79,573	3,104,847	134,565	67,148	898,763
E – Unrecoverable risk	5,314,562	171,816	62,436	4,820,254	170,759	61,817	495,984
Total	177,364,471	2,880,594	2,676,404	12,276,275	421,208	194,869	170,029,117

Provision for impairment of loan portfolio and leasing operations

The following table sets forth the changes in the allowance for loans and leasing operations losses as of March 31, 2024 and 2023:

As of March 31, 2024

Loans	Commercial	Consumer	Leasing	Mortgage	Small business loans	Total
In millions of COP
(+) Balance at December 31, 2023	5,087,527	5,461,726	1,282,986	974,580	85,533	12,892,352
(+) Charged-off-loan recovery	8,198	65,259	15,864	9,384	2	98,707
(+) Impairment of loan portfolio and leasing operations, net (1)	261,343	1,126,842	74,298	33,078	19,504	1,515,065
(-) Period charges-off	97,209	1,078,904	35,736	7,687	20,351	1,239,887
Balance at March 31, 2024	5,259,859	5,574,923	1,337,412	1,009,355	84,688	13,266,237

As of March 31, 2023

Loans	Commercial	Consumer	Leasing	Mortgage	Small business loans	Total
In millions of COP
(+) Balance at December 31, 2022	5,034,160	4,069,098	1,278,586	813,264	73,476	11,268,584
(+) Charged-off-loan recovery	7,315	43,450	17,067	7,095	(23)	74,904
(+) Impairment of loan portfolio and leasing operations, net	188,740	1,046,621	13,952	24,592	16,351	1,290,256
(-) Period charges-off (1)	119,778	627,901	113,808	10,330	11,844	883,661
Balance at March 31, 2023	5,110,437	4,531,268	1,195,797	834,621	77,960	11,750,083
(1)	Charged-off-loans are still in recovery management.

NOTE 6. INVESTMENT IN SUBSIDIARIES

The detail of investments in subsidiaries as of March 31, 2024 and December 31, 2023 is as below:

March 31, 2024					December 31, 2023
In millions of COP
Company name	Main activity	Country	% of ownership	Investment value	% of ownership	Investment value
Banistmo S.A. (1)	Financial services	Panamá	100.00%	10,086,033	100%	9,920,304
Bancolombia Panamá S.A. (1)	Financial services	Panamá	100.00%	9,220,856	100%	8,838,482
FCP Inmobliario Colombia S.A.	Real estate services	Colombia	80.43%	2,765,855	80.43%	2,733,074
Banca de Inversión Bancolombia S.A. Corporación Financiera	Financial services	Colombia	94.90%	1,368,469	94.90%	1,394,710
Bancolombia Puerto Rico Internacional Inc. (1)	Financial services	Puerto Rico	100.00%	604,811	100.%	580,423

Fiduciaria Bancolombia S.A. Sociedad Fiduciaria.	Financial trust services	Colombia	94.97%	400,646	94.97%	490,721
P.A MERCURIO (2)	Real estate services	Colombia	100.00%	281,975	99.99%	279,491
Valores Bancolombia S.A. Comisionista de Bolsa.	Trade-broker dealer	Colombia	93.61%	217,410	93.61%	213,275
P.A NOMAD CENTRAL (3)	Real estate services	Colombia	98.00%	103,871	98.00%	101,260
P.A NOMAD CABRERA(4)	Real estate services	Colombia	98.00%	100,814	98.00%	99,109
P.A. FAI CALLE 77 (NOMAD77) (5)	Real estate services	Colombia	98.00%	57,347	98.00%	57,306
P.A. SALITRE (6)	Real estate services	Colombia	98.00%	57,230	98.00%	43,790
Total investment in subsidiaries				25,265,317		24,751,945

(1)	Increase in the carrying value of investments mainly due to the effect of foreign exchange differences.
(2)	As of March 31, 2024, MERCURIO's shareholders' equity has an equity method income recognized for this investment of COP 2,484.
(3)	As of March 2024, the Bank made a purchase of COP 3,920. The equity method income recognized for this investment was COP (1,309).
(4)	As of March 2024, the Bank made a purchase of COP 2,940. The equity method income recognized for this investment was COP (1,235).
(5)	As of March 2024, the Bank made a purchase of COP 294. The equity method income recognized for this investment was COP (254).
(6)	As of March 2024, the Bank made a purchase of COP 14,210. The equity method income recognized for this investment was (769).

The following tables sets forth the changes of the Bank's subsidiary investments as of March 31, 2024 and December 31, 2023:

March 31, 2024
	Banistmo S.A.	Bancolombia Panamá S.A.	FCP Fondo Inmobiliario Colombia.	Banca de Inversión Bancolombia S.A. Corporación Financiera.	Bancolombia Puerto Rico Internacional Inc.	Fiduciaria Bancolombia S.A. Sociedad Fiduciaria.	Valores Bancolombia S.A. Comisionista de Bolsa.	Others	Total
In millions of COP
Initial balance	9,920,304	8,838,482	2,733,074	1,394,710	580,423	490,721	213,275	580,956	24,751,945
Equity method through income statement. ((1)	155,927	342,403	32,781	(22,935)	21,748	41,173	3,189	(1,083)	573,203
OCI (Equity method) (2)	(8,931)	7,314	-	(5,504)	532	(3,126)	946	-	(8,769)
OCI (Translation adjustment) (2)	40,079	32,657	-	-	2,108	-	-	-	74,844
Purchase / capitalizations	-	-	-	-	-	-	-	21,364	21,364
Dividends	-	-	-	-	-	(130,301)	-	-	(130,301)
Profit for previous years	(21,346)	-	-	2,198	-	2,179	-	-	(16,969)
Final balance	10,086,033	9,220,856	2,765,855	1,368,469	604,811	400,646	217,410	601,237	25,265,317

(1)	See Note 16.5. Income from equity investments.
(2)	Corresponds to other comprehensive income recognized as equity method as of March 31, 2024, See Separate Statement of Comprehensive Income.

December 31, 2023
	Banistmo S.A.	Bancolombia Panamá S.A.	FCP Fondo Inmobiliario Colombia.	Banca de Inversión Bancolombia S.A. Corporación Financiera.	Bancolombia Puerto Rico Internacional Inc.	Fiduciaria Bancolombia S.A. Sociedad Fiduciaria.	Valores Bancolombia S.A. Comisionista de Bolsa.	Others	Total
In millions of COP
Initial balance	12,640,048	11,221,104	2,493,826	1,744,834	636,656	449,696	200,611	331,922	29,718,697
Equity method through income statement.	485,132	1,431,958	239,248	(294,003)(1)	84,465	132,456	13,878	(817)	2,092,317
OCI (Equity method)	81,970	240,162	-	22,718	11,362	2,192	1,564	-	359,968
OCI (Translation adjustment)	(2,991,741)	(2,648,131)	-	-	(152,060)	-	-	-	(5,791,932)
Purchase / capitalizations	-	-	-	-	-	-	-	250,655	250,655
Dividends	(285,530)	(1,406,611)	-	(54,427)	-	(91,467)	-	-	(1,838,035)
Restitution of contributions	-	-	-	-	-	-	-	(787)	(787)
Profit for previous years	(9,575)	-	-	(24,412)	-	(2,156)	(2,778)	(17)	(38,938)

Final balance	9,920,304	8,838,482	2,733,074	1,394,710	580,423	490,721	213,275	580,956	24,751,945

The following is the supplementary information of the Bank's most significant subsidiaries as of March 31, 2024 and December 31, 2023 without eliminations:

As of March 31, 2024

Company name	Assets	Liabilities	Income from ordinary activities	Gain / (Loss)
In millions of COP
Banistmo S.A.	40,392,743	35,832,898	1,050,843	107,955
Bancolombia Panamá S.A.	28,995,774	19,774,917	514,584	342,403
FCP Fondo Inmobiliario Colombia	5,565,430	1,914,435	209,671	48,155
Banca de Inversión Bancolombia S.A. Corporación Financiera(1)	1,679,046	39,656	34,033	(25,110)

The financial statements as of March 31, 2024 have been used for the purpose of applying the equity method for the subsidiaries.

As of December 31, 2023

Company name	Assets	Liabilities	Income from ordinary activities	Gain / (Loss)
In millions of COP
Banistmo S.A.	40,740,495	36,315,750	4,551,651	485,132
Bancolombia Panamá S.A.	27,550,302	18,711,820	2,116,383	1,431,958
FCP Fondo Inmobiliario Colombia	5,503,022	1,905,773	889,683	297,475
Banca de Inversión Bancolombia S.A. Corporación Financiera(1)	1,719,824	52,784	150,732	(309,804)

The financial statements as of December 31, 2023 have been used for the purpose of applying the equity method for the subsidiaries.

As of March 31, 2024 and December 31, 2023 there are no restrictions or limitations on the ability of subsidiaries to transfer funds to the Bank in the form of dividends and other capital distributions.

Hedge of a net investment in a foreign operation

The Bank uses hedge accounting for net investments in foreign operations with non-derivative instruments and has designated USD 1,392,034 in debt securities issued and borrowings from international banks as hedging instruments. The purpose of this operation is to protect the Bank from the exchange rate risk (USD/COP) of a portion of the net investment in Banistmo S.A., a company domiciled in Panama City and whose financial statements are denominated in US dollars.

Banistmo S.A.	March 31, 2024	December 31, 2023

In Thousands of USD
Investment portion covered in the hedging relationship(1)	1,392,034	1,592,034

Investment Portion uncovered	1,232,965	1,004,000
Total investment in Banistmo S.A	2,624,999	2,596,034

(1)	In March 2024 the Bank discontinued from the hedging relationship USD 200,000, corresponding to borrowings from international banks as hedging instruments. The cumulative effects of the exchange difference previously recognized are maintained in other comprehensive income.

The following is a detail of the hedging instruments of the net investment in the net foreign investment:

As of March 31, 2024

Debt securities issued in thousands of U.S. dollars, designated as hedging instruments
Opening date	Due date	E.A rate	Capital balance	Capital designated as hedging instrument
18/10/2017	18/10/2027	7.03%	750,000	360,000
18/12/2019	18/12/2029	4.68%	550,000	550,000
29/01/2020	29/01/2025	3.02%	482,034	482,034
Total Debt serities			1,782,034	1,392,034

On March 21 and 26, 2024, Bancolombia S.A. prepaid the borrowings from international banks with Barclays Bank PLC for USD 50,000,000 and Bank of America for USD 150,000,000 maturing in 2025. The borrowings from international banks were designated as a hedging instrument in the net exposure of the investment in Banistmo. Management has taken the decision to not replace or substitute these loans and to partially discontinue the hedge in the amount of USD 200,000,000.

As of December 31, 2023

Debt securities issued in thousands of U.S. dollars, designated as hedging instruments
Opening date	Due date	E.A rate	Capital balance	Capital designated as hedging instrument
18/10/2017	18/10/2027	7.03%	750,000	360,000
18/12/2019	18/12/2029	4.68%	550,000	550,000
29/01/2020	29/01/2025	3.02%	482,034	482,034
			1,782,034	1,392,034
Borrwings from international banks in thousands of U.S. dollars, designated as hedging instruments
31/03/2022	17/03/2025	6.06%	150,000	150,000
07/09/2022	05/09/2025	6.36%	50,000	50,000
			200,000	200,000
Total debt securities issued and loans with correspondent banks			1,982,034	1,592,034

For further information related to borrowings from international banks and debt securities issued, see Note 11 Borrowings from other financial institutions and Note 12 Debt instruments issued.

Measuring effectiveness and ineffectiveness

A hedge is considered effective if, at the beginning of the period and in subsequent periods, the changes in fair value or cash flows attributable to the hedged risk during the period for which the hedge has been designated are offset.

The Bank has documented the evidence of effectiveness of the hedge of the net foreign investment based on the portion of the net investment hedged at the beginning of the hedging relationship amounting to USD 1,392,034. The hedge is considered perfectly effective, since the critical terms and risks of the obligations that serve as hedging instruments are identical to those of the primary hedged position. The effectiveness of the hedge is measured on a before taxes.

Gains or losses on translation of Banistmo's financial statements are recognized in other comprehensive income (OCI). Consequently, the exchange difference related to the translation of debt securities issued and borrowings from international banks is recognized directly in OCI. The foreign currency translation adjustment corresponding to hedging instruments as of March 31, 2024 was COP (38,075) and as of March 31, 2023 was COP 338,087. See Separate Statement of Comprehensive Income - Hedge of net investment in foreign operations.

NOTE 7. PREMISES AND EQUIPMENT, NET

As of March 31, 2024 and December 31 2023, the premises and equipment, net consisted of the following:

Composition	March 31, 2024	Diciembre 31,2023
In millions of COP
Premises and equipment for own use	1,732,864	1,757,039
Premises and equipment in operating leases	3,367,416	3,689,017
Total premises and equipment, net	5,100,280	5,446,056

As of March 31, 2024

Premises and equipment for own use	Balance at January 1, 2024	Roll - forward					Balance at March 31, 2024
		Additions	Expenses depreciation (1)	Expenses impairment(2)	Written off (3)	Movements
In millions of COP
Land
Cost	311,778	-	-	-	-	(141)	311,637
Construction in progress
Costo	7,690	962	-	-	-	-	8,652
Impairment	-	-	-	-	-	-	-
Buildings
Cost	1,102,332	-	-	-	(135)	(379)	1,101,818
Accumulated depreciation	(158,997)	-	(5,294)	-	(8)	142	(164,157)
Furniture and fixtures
Cost	366,790	1,681	-	-	(1,656)	-	366,815
Accumulated depreciation	(200,437)	-	(6,186)	-	1,422	-	(205,201)
Impairment	-	-	-	(7)	7	-	-
Computer equipment
Cost	661,417	4,693	-	-	(9,158)	-	656,952
Accumulated depreciation	(379,474)	-	(19,215)	-	8,948	-	(389,741)
Impairment	-	-	-	(154)	154	-	-
Vehicles
Cost	16,717	747	-	-	(510)	-	16,954
Accumulated depreciation	(9,276)	-	(721)	-	510	-	(9,487)
Machinery
Cost	91,761	-	-	-	(484)	-	91,277
Accumulated depreciation	(68,263)	-	(728)	-	472	-	(68,519)

Impairment	-	-	-	(1)	1	-	-
Leasehold improvements
Cost	15,001	863	-	-	-	-	15,864
Accumulated depreciation	-	-	-	-	-	-	-
Total cost	2,573,486	8,946	-	-	(11,943)	(520)	2,569,969
Total accumulated depreciation	(816,447)	-	(32,144)	-	11,344	142	(837,105)
Total accumulated impairment, net	-	-	-	(162)	162	-	-
Total premises and equipment for own use, net	1,757,039	8,946	(32,144)	(162)	(437)	(378)	1,732,864
(1)	See Note 17.3. Amortization, depreciation and impairment.
(2)	The impairments recorded correspond to the procedure defined in assets for obsolescence, losses, and others, which results in the derecognition of the asset.
(3)	Computer equipment, mainly: Obsolescence of Electronic ATMs and laptops.

Premises and equipment in operating leases	Balance at January 1, 2024	Roll - forward					Balance at March 31, 2024
		Additions(1)	Expenses depreciation(2)	Expenses impairment	Written off (3)	Movements(4)
	In millions of COP
Furniture and fixtures
Cost	2,091	-	-	-	-	-	2,091
Accumulated depreciation	(614)	-	(64)	-	-	-	(678)
Vehicles
Cost	4,227,271	85,581	-	-	(26,396)	(375,075)	3,911,381
Accumulated depreciation	(672,254)	-	(96,212)	-	4,418	81,803	(682,245)
Computer equipment
Cost	228,161	20,040	-	-	(2,082)	(8,388)	237,731
Accumulated depreciation	(95,638)	-	(14,865)	-	1,999	7,640	(100,864)
Total cost	4,457,523	105,621	-	-	(28,478)	(383,463)	4,151,203
Total accumulated depreciation	(768,506)	-	(111,141)	-	6,417	89,443	(783,787)
Total premises and equipment in operating leases, net	3,689,017	105,621	(111,141)	-	(22,061)	(294,020)	3,367,416

Total premises and equipment - cost	7,031,009	114,567	-	-	(40,421)	(383,983)	6,721,172
Total premises and equipment - accumulated depreciation	(1,584,953)	-	(143,285)	-	17,761	89,585	(1,620,892)
Total premises and equipment -impairment	-	-	-	(162)	162	-	-
Total premises and equipment, net	5,446,056	114,567	(143,285)	(162)	(22,498)	(294,398)	5,100,280
(1)	Purchase of vehicles to include in operating lease contracts mainly with Renting Colombia S.A.S.
(2)	See Note 17.3. Amortization, depreciation and impairment.
(3)	Mainly losses of vehicles with Renting Colombia S.A.S.
(4)	Vehicles, corresponds mainly to transfers of assets that ended the lease contract and were reclassified to the inventories.

As of December 31, 2023

Premises and equipment for own use	Balance at January 1, 2023	Roll - forward					Balance at December 31, 2023
		Additions (1)	Expenses depreciation	Expenses impairment(2)	Written off (3)	Movements(4)
In millions of COP
Land
Cost	308,934	3,266	-	-	(422)	-	311,778
Construction in progress
Costo	2,114	5,576	-	-	-	-	7,690

Impairment	-	-	-	-	-	-	-
Buildings
Cost	1,102,310	19,079	-	-	(19,203)	146	1,102,332
Accumulated depreciation	(137,652)	-	(21,293)	-	(10)	(42)	(158,997)
Furniture and fixtures
Cost	343,946	29,519	-	-	(6,931)	256	366,790
Accumulated depreciation	(178,187)	-	(27,414)	-	5,420	(256)	(200,437)
Impairment	-	-	-	(305)	305	-	-
Computer equipment
Cost	652,224	64,355	-	-	(59,262)	4,100	661,417
Accumulated depreciation	(353,259)	-	(79,479)	-	57,364	(4,100)	(379,474)
Impairment	-	-	-	(1,147)	1,147	-	-
Vehicles
Cost	14,161	5,545	-	-	(2,989)	-	16,717
Accumulated depreciation	(9,395)	-	(2,629)	-	2,748	-	(9,276)
Machinery
Cost	95,113	2,000	-	-	(5,096)	(256)	91,761
Accumulated depreciation	(70,174)	-	(3,060)	-	4,715	256	(68,263)
Impairment	-	-	-	(304)	304	-	-
Leasehold improvements
Cost	7,487	26,950	-	-	-	(19,436)	15,001
Accumulated depreciation	-	-	-	-	-	-	-
Total cost	2,526,289	156,290	-	-	(93,903)	(15,190)	2,573,486
Total accumulated depreciation	(748,667)	-	(133,875)	-	70,237	(4,142)	(816,447)
Total accumulated impairment, net	-	-	-	(1,756)	1,756	-	-
Total premises and equipment for own use, net	1,777,622	156,290	(133,875)	(1,756)	(21,910)	(19,332)	1,757,039
(1)	Buildings, mainly: Mercurio Plaza Branch for COP 7,781, Armenia Centro branch for COP 3,806 and Montería branch for COP 2,030.

Furniture and fixtures, mainly: Condensing unit for COP 6,668, Handling unit for COP 3,624 and Modular System for COP 2,695.

Computer equipment, mainly: Laptops for COP 23,143, ATMs for COP 22,945 and kiosks for COP 3,669.

(2)	The impairments recorded correspond to the procedure defined in assets for obsolescence, losses, and others, which results in the derecognition of the asset.
(3)	Buildings: Explained by the legalization of advances, mainly in branches.

Computer equipment, mainly due to obsolescence of ATMs.

(4)	Right-of-use assets for completion of improvements and activation of contracts; The main transfers correspond to: Unicentro Medellin Branch for COP 1,784, Central Mayorista branch for COP 1,604 and Pitalito branch for COP 1,591.

Premises and equipment in operating leases	Balance at January 1, 2023	Roll - forward					Balance at December 31, 2023
		Additions(1)	Expenses depreciation	Expenses impairment	Written off	Movements(2)
	In millions of COP
Furniture and fixtures
Cost	2,091	-	-	-	-	-	2,091
Accumulated depreciation	(360)	-	(254)	-	-	-	(614)
Vehicles
Cost	3,896,727	1,146,580	-	-	(67,686)	(748,350)	4,227,271
Accumulated depreciation	(478,042)	-	(350,362)	-	13,485	142,665	(672,254)
Computer equipment
Cost	150,969	66,833	-	-	(4,463)	14,822	228,161
Accumulated depreciation	(66,577)	-	(49,364)	-	3,855	16,448	(95,638)

Total cost	4,049,787	1,213,413	-	-	(72,149)	(733,528)	4,457,523
Total accumulated depreciation	(544,979)	-	(399,980)	-	17,340	159,113	(768,506)
Total premises and equipment in operating leases, net	3,504,808	1,213,413	(399,980)	-	(54,809)	(574,415)	3,689,017

Total premises and equipment - cost	6,576,076	1,369,703	-	-	(166,052)	(748,718)	7,031,009
Total premises and equipment - accumulated depreciation	(1,293,646)	-	(533,855)	-	87,577	154,971	(1,584,953)
Total premises and equipment -impairment	-	-	-	(1,756)	1,756	-	-
Total premises and equipment, net	5,282,430	1,369,703	(533,855)	(1,756)	(76,719)	(593,747)	5,446,056

(1)	Purchase of vehicles to include in operating lease contracts mainly with Renting Colombia S.A.S.
(2)	Vehicles, corresponds mainly to transfers of assets that ended the lease contract and were reclassified to the inventories.

Computer equipment, corresponds to: Income as a result of transferring cost and depreciation from financial leasing for COP 36,866 and (2,618), reclassifications to inventories for COP (22,043) and 19,065.

As of March 31, 2024, there are contractual commitments for the acquisition of property and equipment for COP 17,661, mainly for the collaborative zone project of administrative headquarters in Cali, improvements to the Niquia data center and expansion of branches. As of December 31, 2023, there are contractual commitments for the acquisition of properties and equipment for COP 4,025, mainly for the collaborative zone project of administrative headquarters in Cali and the construction of a facility in the Cañaveral Shopping Center.

As of March 31, 2024 and December 31, 2023, the Bank has no property and equipment with restricted title, nor guarantees of debts and contractual commitments for the fulfillment of obligations.

As of March 31, 2024 and December 31, 2023, the Bank's assessment indicates that there is no evidence of impairment of the Cash Generating Unit. Therefore, it is not considered necessary to make a formal estimate of the recoverable amount for these assets.

As of March 31, 2024 and December 31, 2023, the value of the property and equipment that is fully depreciated and in use is COP 264,801 and COP 251,896, respectively, and corresponds mainly to computer equipment, fixtures and accessories and machinery.

NOTE 8. INCOME TAX

The Income tax is recognized in accordance with current tax regulations.

8.1. Components recognized in the condensed interim separate Income statement

The following chart provides a detailed breakdown of the total income tax for the periods ended March 31, 2024 and 2023

	March 31, 2024	March 31, 2023
In millions of Colombian pesos
Current tax
Fiscal term (1)	(563,661)	(305,204)
Tax validity of foreign branch	(361)	(136)
Prior fiscal terms	63,288	-
Total current tax	(500,734)	(305,340)
Deferred tax

Fiscal term (2)	(31,569)	(314,885)
Total deferred tax	(31,569)	(314,885)
Total income tax	(532,303)	(620,225)

(1y2) The variation corresponds mainly to derivatives and equity method.

8.2. Reconciliation of the effective tax rate

The reconciliation between the total income tax expense calculated at the current nominal tax rate and the tax expense recognized in the separate income statement for the periods ended March 31, 2024 and 2023 is as follows:

In millions of Colombian pesos
Reconciliation of the tax rate	March 31, 2024	March 31, 2023
Accounting profit	2,126,197	2,597,292
Applicable tax with nominal rate(1)	(850,479)	(1,038,917)
Non-deductible expenses to determine taxable profit (loss)	(32,976)	(64,921)
Accounting and non-tax (expense) income to determine taxable profit (loss)	230,788	316,472
Fiscal and non-accounting (expense) income to determine taxable profit (loss)	(60,908)	(36,337)
Ordinary activities income exempt from taxation	105,448	99,956
Ordinary activities income not constituting income or occasional tax gain	52,120	58,358
Tax deductions	31,164	50,021
Tax depreciation surplus	53,293	49,304
Untaxed recoveries	(17,510)	(20,686)
Prior fiscal terms	63,288	-
Other effects of the tax rate by reconciliation between accounting profit and tax expense (income) (2)	(106,531)	(33,475)
Total income tax	(532,303)	(620,225)

(1) The variation is due to the decrease in income before income taxes. For both periods the tax rate was 40%

(2) The variation is generated by deferred tax.

8.3. Components recognized in the Condensed Interim Statement of Comprehensive Income Separate (OCI).

	March 31, 2024
	In millions of Colombian pesos
	Amounts before taxes	Deferred tax	Net taxes
Revaluation gain related to the defined benefit liability	-	6	6
Net loss on financial instruments measured at fair value.	(4,407)	1,432	(2,975)
Exchange differences	74,844	-	74,844

Unrealized gain/(loss) on investments in subsidiaries using equity method	(8,769)	-	(8,769)
Net gain on valuation of investments in associates and joint ventures.	43	-	43
Loss on net investment hedge in foreign operations	(38,075)	16,784	(21,291)
Net	23,636	18,222	41,858

	March 31, 2023
	In millions of Colombian pesos
	Amounts before taxes	Deferred tax	Net taxes
Remeasurement income related to defined benefit liability.	-	34	34
Net income from financial instruments measured at fair value.	29,082	(9,964)	19,118
Exchange differences	(930,497)	-	(930,497)
Unrealized gain/(loss) on investments in subsidiaries using equity method	117,313	-	117,313
Net gain on valuation of investments in associates and joint ventures.	318	-	318
Net income from hedge of net investment in foreign operations.	338,087	(130,722)	207,365
Net	(445,697)	(140,652)	(586,349)

8.4. Deferred tax

According to the financial projections, it is expected to generate enough liquid income to offset the items recorded as deductible deferred tax. These estimates start from the financial projections that were prepared considering information from the Bancolombia Group's economic research records, the expected economic environment for the next five years. The main indicators on which the models are based are GDP growth, loans growth and interest rates. In addition to these elements, the long-term Group's strategy is taken into account.

	December 31, 2023	Effect on Income Statement	Effect on OCI	Realized tax	March 31, 2024
	In millions of Colombian pesos
Asset Deferred Tax:
Employee Benefits	214,426	8,240	6	-	222,672
Deterioration assessment	253,299	(77,420)	-	-	175,879
Derivatives Valuation	230,192	100,080	-	-	330,272
Net investment coverage in operations abroad	528,436	(31,748)	16,784	37,396 (1)	550,868

Properties received in payment	86,530	18,940	-	-	105,470
Other deductions	115,167	(32,041)	-	-	83,126
implementation adjustment	90,895	-	-	-	90,895
Total Asset Deferred Tax	1,518,945	(13,949)	16,790	37,396	1,559,182
Liability Deferred Tax:
Property and equipment	(34,142)	(21,548)	-	-	(55,690)
Lease restatement	(414,969)	(37,429)	-	-	(452,398)
Valuation of equity instruments	(354,956)	(10,174)	1,432	-	(363,698)
Financial Obligations	(192,530)	42,806	-	-	(149,724)
Goodwill	(1,567,225)	-	-	-	(1,567,225)
Other deductions	(68,482)	8,725	-	-	(59,757)
Total Liability Deferred Tax	(2,632,304)	(17,620)	1,432	-	(2,648,492)
Net Deferred Tax	(1,113,359)	(31,569)	18,222	37,396	(1,089,310)

(1) Current tax arising from the exchange difference on the settlement of the bonds that was associated as a hedging instrument

8.5. Amount of temporary differences in subsidiaries, branches, associates over which deferred tax was not recognized is:

In accordance with IAS 12, no deferred tax credit was recorded, because management can control the future moment in which such differences are reversed and this is not expected to occur in the foreseeable future.

	March 31, 2024	March 31, 2023
In millions of Colombian pesos
Temporary differences
Local Subsidiaries	(756,224)	(1,063,917)
Foreign Subsidiaries	(18,268,636)	(22,600,779)

8.6. Dividends

8.6.1 Dividend Payment

Dividends to be distributed by the Bank will be subject to the application of section 48 and 49 of the Colombian Tax Code, and consequently, they will be subject to a withholding tax established by the norm. This is in accordance with the tax characteristics of each shareholder.

8.6.2 Dividends received from Colombian Subsidiary Companies

Considering the historical tax status of the dividends received by the Bank from its affiliates and national subsidiaries, it is expected that in the future dividends will be received on the basis of non-income tax.  They will not be subject to withholding tax, taking into account that the Bank, its affiliates and national subsidiaries belong to the same business group.

8.7. Tax contingent liabilities and assets

In the determination of the effective current and deferred taxes subject to review by the tax authority, the relevant regulations have been applied in accordance with the interpretations made by the Bancolombia Group.

In Colombia, due to the complexity of the tax system, ongoing amendments to the tax regulations, accounting changes with implications on tax bases and in general the legal instability of the country, the tax administration's judgment may differ from that applied by Bancolombia at any time. Consequently, a dispute or inspection by the tax authority on a tax treatment may affect accounting of assets or liabilities for deferred or current taxes, in accordance with the requirements of IAS 12. However.

based on the criteria established in the interpretation of IFRIC 23, Bancolombia did not recognize uncertain tax positions in its financial statements.

NOTE 9. DEPOSITS BY CUSTOMERS

Details of customer deposits as of March 31, 2024 and December 31, 2023 are as follows:

	March 31, 2024	December 31, 2023
In millions of COP
Saving accounts	80,503,475	83,841,543
Time deposits	61,597,670	61,106,144
Checking accounts	18,266,822	20,270,659
Other deposits	3,916,598	5,013,054
Total (1)	164,284,565	170,231,400

(1)	As of March 31, 2024 and December 31, 2023, include deposits of Nequi for COP 2,572,456 and COP 2,924,906, respectively.

The following table details the time deposits issued by the Bank:

Time deposits	Effective interest rate		March 31, 2024
Modality	Minimum	Maximum	Carrying Value
Less than 6 months	0.10%	13.60%	17,631,801
Between 6 months and 12 months	5.15%	16.33%	8,683,867
Between 12 months and 18 months	5.15%	19.87%	11,416,809
Greater than 18 months	1.85%	20.19%	23,865,193
Total			61,597,670

Time deposits	Effective interest rate		December 31, 2023
Modality	Minimum	Maximum	Carrying Value
Less than 6 months	0.10%	15.52%	14,755,244
Between 6 months and 12 months	5.15%	16.89%	9,022,876
Between 12 months and 18 months	5.30%	20.56%	12,595,855
Greater than 18 months	1.85%	20.86%	24,732,169
Total			61,106,144

The detail of Time deposits issued by the Bank by maturity is as follows:

	March 31, 2024	December 31, 2023
In millions of COP
Less than 1 year	43,487,819	41,575,609
Between 1 and 3 years	6,062,754	7,404,119
Between 3 and 5 years	2,221,966	1,533,206
Greater than 5 years	9,825,131	10,593,210

Total	61,597,670	61,106,144

NOTE 10. REPURCHASE AGREEMENTS

The following table sets forth information regarding the money market operations recognized as liabilities in Statement of Financial Position:

	March 31, 2024	December 31, 2023
Repurchase agreements and other similar secured borrowing
Temporary transfer of securities(1)	634,788	-
Short selling operations	231,040	263,751
Total Repurchase agreements (2)	865,828	263,751
Total interbank deposits and repurchase agreements	865,828	263,751
(1)	Mainly with the Central Counterparty Risk Clearing House.
(2)	Total repo liabilities have maturities of less than 30 days.

Offsetting of Repurchase and Resale Agreements

For the Bank substantially all repurchase and resale activities are transacted under legally enforceable repurchase agreements that give the Bank, in the event of default by the counterparty, the right to liquidate securities held with the same counterparty.

The Bank does not offset repurchase and resale transactions with the same counterparty in the statement of financial position.

The table below presents repurchases and resale transactions included in the statement of financial position at March 31, 2024 and December 31, 2023:

March 31, 2024
In millions of COP
	Assets / liabilities gross	Financial instruments as collaterals	Assets / liabilities net
Securities purchased under resale agreements(1)	3,778,549	(3,778,549)	-
Securities sold under repurchase agreements	(865,828)	865.828	-
Total repurchase and resale agreements	2,912,721	(2,912,721)	-

December 31, 2023
In millions of COP
	Assets / liabilities gross	Financial instruments as collaterals	Assets / liabilities net
Securities purchased under resale agreements(1)	7,792,496	(7,792,496)	-
Securities sold under repurchase agreements	(263,751)	263,751	-
Total repurchase and resale agreements	7,528,745	(7,528,745)	-

(1)	See Note 3. Cash and cash equivalents.

NOTE 11. BORROWINGS FROM OTHER FINANCIAL INSTITUTIONS

As of March 31 2024 and 31 December 2023, the composition of the borrowings from other financial institutions measured at amortized cost is the following:

	March 31, 2024	December 31, 2023
In millions of COP
Obligations granted by domestic banks	5,323,025	5,445,038
Obligations granted by foreign banks (1)	4,335,730	6,555,231
Total	9,658,755	12,000,269

(1) Decrease presented by cancellation of obligations, mainly due to prepayments of loans with foreign banks with Barclays Bank PLC for USD 50 million and Bank of America for USD 150 million.  See Note 6. Investments in Subsidiaries - Hedging of net investment in foreign subsidiaries.

Obligations granted by domestic Banks

Financial entity	Rate Minimum (1)	Rate Maximum (1)	March 31, 2024
In millions of COP
Financiera de desarrollo territorial (Findeter)	6.45%	20.16%	2,678,854
Fondo para el financiamiento del sector agropecuario (Finagro)	7.38%	15.03%	1,434,988
Banco de comercio exterior de Colombia (Bancoldex)	2.17%	20.76%	1,209,183
Total			5,323,025

Financial entity	Rate Minimum (1)	Rate Maximum (1)	December 31, 2023
In millions of COP
Financiera de desarrollo territorial (Findeter)	8.15%	20.85%	2,530,570
Fondo para el financiamiento del sector agropecuario (Finagro)	8.37%	15.88%	1,509,595
Banco de comercio exterior de Colombia (Bancoldex)	2.17%	21.46%	1,404,873
Total			5,445,038

The maturities of financial obligations with domestic banks as of March 31 2024 and December 2023, are as follows:

	March 31, 2024	December 31, 2023
In millions of COP
Short term (less than 1 year)	198,838	213,557
Long term (more than 1 year)	5,124,187	5,231,481
Total	5,323,025	5,445,038

Obligations granted by foreign banks

Financial entity	Rate Minimum	Rate Maximum	March 31, 2024
In millions of COP
Financing with Correspondent Banks	5.93%	8.26%	4,335,730
Total			4,335,730

Financial entity	Rate Minimum	Rate Maximum	December 31, 2023
In millions of COP
Financing with Correspondent Banks (1)	1.21%	8.87%	6,555,231
Total			6,555,231

(1) Of the obligations with correspondent banks, USD 200,000 were designated as coverage of the net assets of a foreign bussiness. See Note 6. Investment in subsidiaries.

The contractual maturities of financial obligations with foreign entities are as follows:

	March 31, 2024	December 31, 2023
In millions of COP
Short term (less than 1 year)	987,408	1,742,300
Long term (more than 1 year)	3,348,322	4,812,931
Total	4,335,730	6,555,231

As of March 31 2024 and December 2023, there were some financial covenants, mainly regarding capital adequacy ratios, past due loans and allowances. None of these covenants had been breached nor were the related obligations past due.

NOTE 12. DEBT INSTRUMENTS IN ISSUE

The Bank, duly authorized by the SFC, has issued bonds as shown in the following table:

March 31, 2024
	Amount Issued		Carrying balance	E.A. Rate Range
Securities issued in foreign currency (1)	USD	1,816,034	6,906,904	3.02% -7.03%
Securities issued in local currency	COP	3,820,882	3,848,672	10.4% -15.34%
Total			10,755,576

(1)    As of March 31, 2024, COP 62,375 in negotiable certificates have been issued through the Panama branch.

December 31, 2023
	Amount Issued		Carrying balance	E.A. Rate Range
Securities issued in foreign currency (1)	USD	1,832,534	6,861,097	3.02% -7.03%
Securities issued in local currency	COP	4,029,882	4,097,726	12.87% -21.06%
Total			10,958,823

(1)    In August 2023, USD 467,966 of bonds were redeemed early. For debt securities issued in foreign currency, USD 1,392,034 were designated as a hedge of net investment abroad as of December 31, 2023.

The following is the detail of debt securities issued in foreign currency, as of March 31, 2024 and December 2023:

March 31, 2024
Issuance date	Maturity date	Currency	Payment method (*)	Amount issued (in thousands of USD)	Carrying balance (in millions of COP)	EIR (1)
October 18, 2017	October 18, 2027	USD	SV	750,000	2,881,044	7.03%
December 18, 2019	December 18, 2029	USD	SV	550,000	2,049,806	4.68%
January 29, 2020	January 29, 2025	USD	SV	482,034	1,837,634	3.02%
January 26, 2023	July 26, 2024	USD	V	25,000	102,931	6.00%
March 29, 2023	April 2, 2024	USD	V	3,000	12,191	5.70%
January 19, 2024	January 22, 2025	USD	V	3,000	11,659	5.70%
January 29, 2024	February 25, 2025	USD	V	3,000	11,639	5.50%
Total				1,816,034	6,906,904

December 31, 2023
Issuance date	Maturity date	Currency	Payment method (*)	Amount issued (in thousands of USD)	Carrying balance (in millions of COP)	EIR (1)
October 18, 2017	October 18, 2027	USD	SV	750,000	2,810,736	7.03%
December 18, 2019	December 18, 2029	USD	SV	550,000	2,011,536	4.68%
January 29, 2020	January 29, 2025	USD	SV	482,034	1,835,514	3.02%
January 26, 2023	July 26, 2024	USD	V	25,000	100,944	6.05%
January 13, 2023	January 26, 2024	USD	V	4,000	16,176	6.00%
January 26, 2023	January 26, 2024	USD	V	4,000	16,144	6.00%

March 9, 2023	March 8, 2024	USD	V	3,000	12,025	6.00%
March 14, 2023	March 14, 2024	USD	V	11,500	46,059	6.00%
March 29, 2023	April 2, 2024	USD	V	3,000	11,963	5.70%
Total				1,832,534	6,861,097

* SD: Semester Due. M: At maturity

(1)	Each of these issues has different nominal rates; therefore, the effective rates presented here correspond to the calculation made with each of the rates for each outstanding issue. The form of payment varies according to the conditions established in each issue; there are no collateral guarantees granted to third parties.

The following is the detail of debt securities issued in local currency, as of March 31, 2024, and December 2023:

March 31, 2024
Issuance date	Maturity date	Currency	Payment method (*)	Amount issued (in thousands of USD)	Carrying balance (in millions of COP)	E.A rate (1)
July 19, 2019	July 19, 2024	COP	MV	657,000	659,882	13.98%
October 25, 2022	October 25, 2027	COP	MV	640,000	638,993	15.34%
September 24, 2014	September 24, 2024	COP	TV	373,752	374,709	12.36%
September 24, 2014	September 24, 2029	COP	TV	360,000	360,906	12.75%
September 24, 2014	September 24, 2034	COP	TV	254,500	255,125	12.90%
July 27, 2011	July 27, 2026	COP	TV	248,030	253,945	14.31%
September 16, 2021	September 16, 2033	COP	TV	251,500	252,565	11.72%
November 2, 2011	November 2, 2026	COP	TV	224,050	228,899	14.33%
April 18, 2012	April 18, 2024	COP	TV	192,916	198,125	14.20%
September 16, 2021	September 16, 2026	COP	TV	183,797	184,534	10.40%
July 23, 2014	July 23, 2024	COP	TV	178,750	183,162	13.92%
September 16, 2021	September 16, 2024	COP	MV	164,703	165,536	13.71%
March 18, 2015	March 18, 2025	COP	TV	91,884	92,291	12.05%
Total				3,820,882	3,848,672

December 31, 2023
Issuance date	Maturity date	Currency	Payment method (*)	Amount issued (in thousands of USD)	Carrying balance (in millions of COP)	E.A rate (1)
March 4, 2009	March 4, 2024	COP	AV	209,000	245,539	21.06%
July 27, 2011	July 27, 2026	COP	TV	248,030	254,852	16.10%
November 2, 2011	November 2, 2026	COP	TV	224,050	229,659	16.12%
April 18, 2012	April 18, 2024	COP	TV	192,916	198,906	15.98%
July 23, 2014	July 23, 2024	COP	TV	178,750	183,844	15.71%
September 24, 2014	September 24, 2034	COP	TV	254,500	255,152	15.43%
September 24, 2014	September 24, 2029	COP	TV	360,000	360,945	15.27%
September 24, 2014	September 24, 2024	COP	TV	373,752	374,749	14.88%
March 18, 2015	March 18, 2025	COP	TV	91,884	92,333	14.56%
July 19, 2019	July 19, 2024	COP	MV	657,000	659,796	14.72%
September 16, 2021	September 16, 2033	COP	TV	251,500	252,719	14.21%
September 16, 2021	September 16, 2026	COP	TV	183,797	184,646	12.87%
September 16, 2021	September 16, 2024	COP	MV	164,703	165,589	14.39%

October 25, 2022	October 25, 2027	COP	MV	640,000	638,997	16.01%
Total				4,029,882	4,097,726

(1)	Each of these issues has different nominal rates; therefore, the effective rates presented herein correspond to the calculation made with each of the rates of each outstanding issue. The form of payment varies according to the conditions established in each issue; there are no collateral guarantees granted to third parties.

The following table shows the detail of the bonds classified by currency, term and type of issue:

As of March 31, 2024

	Less than 1 year	Between 1 and 3 years	Between 3 and 5 years	Greater than 5 years	Total amortized cost
In millions of COP
Local currency
Ordinary bonds	-	-	165,536	2,692,395	2,857,931
Subordinated bonds (1)	-	-	-	990,741	990,741
Foreign currency
Ordinary bonds	-	138,420	-	1,837,634	1,976,054
Subordinated bonds (1)	-	-	-	4,930,850	4,930,850
Total	-	138,420	165,536	10,451,620	10,755,576

As of December 31, 2023

	Less than 1 year	Between 1 and 3 years	Between 3 and 5 years	Greater than 5 years	Total amortized cost
In millions of COP
Local currency
Ordinary bonds	-	-	165,589	2,695,751	2,861,340
Subordinated bonds (1)	-	-	-	1,236,385	1,236,385
Foreign currency
Ordinary bonds	28,169	175,142	-	1,835,514	2,038,825
Subordinated bonds (1)	-	-	-	4,822,273	4,822,273
Total	28,169	175,142	165,589	10,589,923	10,958,823

(1)	In the event of default by the Bank, the subordinated bonds are subject to payment, in the first place, to the depositors and other creditors of the Bank, except those having the same or lower category than the holders of the subordinated liabilities.

The following is a schedule of the debt instruments in issue by maturity:

	March 31, 2024	December 31, 2023
In millions of COP
Short term (less than 1 year)	3,649,760	2,031,732
Long term (more than 1 year)	7,105,816	8,927,091
Total	10,755,576	10,958,823

As of March 31, 2024 and 2023, there were no financial covenants related to the aforementioned securities.

NOTE 13. OTHER LIABILITIES

The following is a detail of other liabilities as of March 31, 2024, and December 31, 2023:

	March 31, 2024	December 31, 2023
In millions of COP
Payables	4,145,544	4,126,706

	March 31, 2024	December 31, 2023
Dividends (1)	3,415,197	863,629
Suppliers	1,194,488	1,437,329
Deferred income	543,825	532,668
Surplus to be applied	497,060	414,509
Deposits delivered as security (2)	477,870	787,640
Salaries and other labor obligations	393,541	315,038
Collection services(3)	392,913	764,080
Advances in leasing operations	225,135	186,547
Withholdings and labor contributions	125,286	452,164
Bonuses and short-term benefits (4)	115,074	520,342
Liabilities from contracts with customers(5)	42,972	41,730
Credits for factoring operations	37,094	26,056
Others	147,896	150,644
Total	11,753,895	10,619,082

(1)	Dividends payable corresponding to the distribution of profits for the year 2023, declared in March 2024. See Statement of changes in shareholders' equity, distribution of dividends.
(2)	Decrease due to lower guarantees on derivatives for financial counterparties.
(3)	Decrease due to delivery to the respective entities of the amounts collected, mainly for tax.
(4)	Decrease explained by the payment of the SVA bonus as of March 2024
(5)	(5) See Note 16.3.1. Income from commissions and other services, in the detail of accounts receivable and contract liabilities.

NOTE 14. PROVISIONS AND CONTINGENT LIABILITIES

Judicial proceedings

Details of provisions and contingent liabilities as of December 31, 2023, are included in the annual report of the 2023 separate financial statements, for the three months period ended March 31, 2024, there is no relevant information on changes in provisions and contingent liabilities.

NOTE 15. APPROPRIATED RESERVES

As of March 31, 2024, and December 31, 2023, the reserves were as follows

	March 31, 2024	December 31, 2023
In millions of COP
Appropriation of net income (1) (2)	14,208,444	14,208,314
Occasional reserve (3) Reserves for social benefit project(4)	8,689,362 33,000	6,084,140 -
Total Appropiated reserves	22,930,806	20,292,454

(1)	In compliance with Article 452 of the Commercial Code of the Republic of Colombia, which establishes that corporations shall constitute a legal reserve amounting to at least fifty percent of the subscribed capital, formed with ten percent of the net profits of each fiscal year. The constitution of such reserve will be mandatory until it reaches fifty percent of the subscribed capital. (1)The legal reserve fulfills two objetives: to increase and maintain the company's capital and to absorb economic losses. Based on the aforementioned, this amount shall not be distributed in dividends to the stockholders.
(2)	As of March 31, 2024, and December 31, 2023, iIncludes reclassification of unclaimed dividends under Article 85 of the Bank's Bylaws for COP 130 and COP 557, respectively.
(3)	On March 15, 2024, the Bank established a reserve for equity strengthening and future growth, which was approved at the General Shareholders' Meeting.
(4)	On March 15, 2024, the General Shareholders' Meeting approved the occasional reserve available to the Board of Directors for donations to social benefit projects.

NOTE 16. OPERATING INCOME

16.1. Interest and valuation on financial instruments

The following table sets forth the detail of interest and valuation on financial asset instruments for the years ended March 31, 2024, and 2023:

	March 31, 2024	March 31, 2023
In millions of COP
Interest on debt securities through OCI (1)	91,524	56,456
Debt securities held to maturity	78,797	69,410
Total interest on debt instruments measured by the effective interest method	170,321	125,866
Net income from activities measured at fair value through income statement
Debt securities (2)	195,891	232,637
Money market operations (3)	107,186	(36,163)
Derivatives	7,118	(98,594)
Treasury operations	(9,674)	8,932
Total activities measured at fair value through income statement, net	300,521	106,812
Total interest and valuation of investments	470,842	232,678

(1)	The increase in valuation is directly related to the growth of the debt securities portfolio.
(2)	Decrease in the TES Debt Securities portfolio, mainly due to its direct relationship with the fluctuation of the dollar in the year 2024 with an accumulated drop of COP 784.97 (figure expressed in pesos) per dollar with respect to March 2023.
(3)	Increase mainly in profit from simultaneous operations and repo operations.

16.2. Interest expenses

The following table sets forth the detail of interest on financial liability instruments for the years ended March 31, 2024, and 2023:

Interest expenses	March 31, 2024	March 31, 2023
In millions of COP
Deposits	(2,643,186)	(2,677,246)
Financial obligations	(287,185)	(267,988)
Debt securities issued (bonds) (1)	(238,381)	(338,636)
Lease liabilities	(28,550)	(15,969)
Preferred share	(14,837)	(14,837)
Interbank deposits purchased	(486)	(5,886)
Other interest	(11,852)	(12,549)
Total interest expenses	(3,224,477)	(3,333,111)

(1)	The decrease is mainly due to maturities of debt securities in legal currency.

Net interest income defined as: Interest on loan portfolio and financial leasing operations, interest on debt instruments measured by the effective interest method and interest expense amounts to COP 3,875,182 and COP 3,784,558 as of March 31, 2024, and 2023, respectively.

16.3. Fees and commissions

16.3.1. Income from fees and commissions

The Bank has elected to present the income from contracts with customers as an element in a line named “Fees and commissions income” in the consolidated statement of income separated from the other income sources.

The information contained in this section about the fees and commission’s income presents information on the nature, amount, timing and uncertainty of the income from ordinary activities which arise from a contract with a customer under the regulatory framework of IFRS 15 Revenue from Ordinary activities from Contracts with Customers.

In the following table, the description of the main activities through which the Bank generates revenue from contracts with customers is presented:

Fees and Commissions	Description
Debit and credit cards fees

In debit card product contracts, it is identified that the price assigned to the services promised by the Bank to the customers is fixed, given that no financing component exists, it is established on the basis of the national and international interbank rate, additionally, the product charges to the customers commissions for handling fees, at a determined time and with a fixed rate.

For Credit Cards, the commissions are the handling fees and depend on the card franchise. The commitment is satisfied in so far that the customer has capacity available on the card.

Other revenue received by the (issuer) credit card product, is advance commission; this revenue is the charge generated each time the customer makes a national or international advance, at owned or non-owned ATMs, or through a physical branch. The exchange bank fee is a revenue for the Issuing Bank of the credit card for the services provided to the business for the transaction effected at the point of sale, the commission is accrued and collected immediately at the establishment and has a fixed amount.

In the credit cards product there is a customer loyalty program, in which points are awarded for each transaction made by the customer in a retail establishment. The program is administrated by a third party who assumes the inventory and claims risks, for which it acts as agent. The Bank, recognized it as a lower value of the revenue from the exchange bank fee.

The rights and obligations of each party in respect of the goods and services for transfer are clearly identified, the payment terms are explicit, and it is probable, that is, it takes into consideration the capacity of the customer and the intention of having to pay the consideration at termination to those entitled to change the transferred goods or services. The revenue is recognized at a point in time: the Bank satisfies the performance obligation when the “control” of the goods or services was transferred to the customers.

Bancassurance

The Bank receives a commission for collecting insurance premiums at a given time and for allowing the use of its network to sell insurance from different insurance companies over time. The Bank in these bancassurance contracts acts as agent (intermediary between the customer and the insurance company), since it is the insurance company which assumes the risks, and which handles the complaints and claims of the customers inherent in each insurance. Therefore, the insurance company acts as principal before the customer. The prices agreed in bancassurance are defined as a percentage on the value of the policy premiums. The payment shall be tied to the premiums collected, sold or taken for the case of employees’ insurance. The aforementioned then means that the price is variable, since, the revenue will depend on the quantity of policies or calculations made by the insurance companies.

Payments

Service inwhich the Bank's customers can automatically perform whereby transactional channels, banking transactions for payroll payments, cancellation of invoices and credits, to beneficiaries of the Bank, as well as other financial entities affiliated to Automated Clearing House ACH, the commitment is satisfied once the Bank performs the transaction. The rate stipulated for this commission is variable, the income is recognized at a given time and acts as principal.

Collections	The Bank acting as principal, commits to collect outstanding invoices receivable by the collecting customers through the different channels offered by the bank,

Fees and Commissions	Description

send the information of the collections made and credit the money to the savings or checking account defined by the collecting customer. The commitment is satisfied at a point in time to the extent that the money is collected by the different channels, the information of the said collections is delivered appropriately, and the resources are credited in real-time to the account agreed with the customer. For the service, the Bank receives a fixed payment, which is received for each transaction once the contract is in effect.

Electronic services and ATMs

Revenue received from electronic services and ATMs arises through the provision of services so that the customers may make required transactions, and which are enabled by the Bank. These include online and real-time payments by the customers of the Bank holding a checking or savings accounts, with a debit or credit card for the products and services that the customer offers. Each transaction has a single price, for a single service. The provision of collection services or other different services provided by the Bank, through electronic equipment, generates consideration chargeable to the customer established contractually by the Bank as a fee. The Bank acts as principal and the revenue is recognized at a point in time.

Banking services

Banking Services are related to commissions from the use of digital physical channels or once the customer makes a transaction. The performance obligation is fulfilled once the payment is delivered to its beneficiary and the proof of receipt of the payment is sent, in that moment, the collection of the commission charged to the customer is generated, which is a fixed amount. The commitment is satisfied during the entire validity of the contract with the customer. The Bank acts as principal.

Letters of credit

Banking service corresponding to a documentary credit in which the Bank acquires the commitment to guarantee the fulfillment of financial, commercial or service obligations to a supplier of the contracting party, called beneficiary, in import or export operations through a correspondent bank. The consideration in this type of contract may include fixed amounts, variable amounts, or both, and is acted as principal.

Acceptances, guarantees and standby letters of credit

Bank service of acceptances, guarantees and standby letters of credit that are not part of the Bank's portfolio. There are different performance obligations; the satisfaction of performance obligations occurs when the service is rendered to the customer. The consideration in these types of contracts may include fixed amounts, variable amounts, or both, and the Bank acts as principal. Revenue is recognized at a point in time.

Checks

Service through which the Bank offers its customers alternatives to avoid the risk of mobilizing cash, through the sale of domestic checks that can be exchanged in any place where the Bank has a presence. The consideration in this type of contract is fixed, the income is recognized at a determined time and acts as principal.

Deposits

Deposits are related to the services generated from the offices network of the Bank once a customer makes a transaction. The Bank generally commits to maintain active channels for the products that the customer has with the Bank, with the purpose of making payments and transfers, sending statements and making transactions in general. The commissions are deducted from the deposit account, and they are incurred at a point in time. The Bank acts as principal.

Gains on sale of assets

These are the revenue from the sale of assets, where the sale value is higher than the book value recorded in the accounts, the difference representing the gains. The recognition of the revenue is at a point in time once the sale is realized. The Bank acts as principal in this type of transaction and the transaction price is determined by the market value of the asset being sold. For a detail of the balance see Note 25.4. Other operating income, net

The following table represents in detail and categorized by nature the commissions and other services for the years ended March 31, 2024, and 2023:

Income from fees and commissions:

Ingreso por comisiones y otros servicios	March 31, 2024	March 31, 2023
In millions of COP
Credit and debit card fees and commercial estabilshments	663,874	612,781

Ingreso por comisiones y otros servicios	March 31, 2024	March 31, 2023
In millions of COP
Bancassurance (2)	192,503	194,561
Collections	119,898	114,781
Payment	117,194	109,717
Electronic services and ATMs (1)	113,170	98,105
Acceptances, guarantees and Standby Letters of Credit and commissions for operations in foreign currencies	44,732	50,389
Banking services	34,556	48,227
Placements	14,707	13,802
Cheks	4,872	5,153
Others (2)	16,274	13,443
Ingresos por comisiones y otros servicios	1,321,780	1,260,959

(1)	Increase generated mainly in digital banking commission and virtual branch service commission.
(2)	Mainly includes income from structuring commissions and reimbursement of fees.

For the determination of the transaction price, the Bank assigns to each one of the services the amount which represents the value expected to be received as consideration for each independent commitment, which is based on the relative price of independent sale. The price that the Bank determines for each performance obligation is done by defining the cost of each service, related tax and associated risks to the operation and inherent to the transaction plus the margin expected to be received in each one of the services, taking as references the market prices and conditions, as well as the segmentation of the customer.

In the transactions evaluated in the contracts, changes in the price of the transaction are not identified.

Contract assets with customers

The Bank receives payments from customers based on the provision of the service, in accordance to that established in the contracts.  When the Bank incurs costs for providing the service prior to the invoicing, and if these are directly related with a contract, they improve the resources of the entity and are expected to recuperate, these costs correspond to a contract asset. As a practical measure, the Bank recognizes as an expense the incremental costs of obtaining a contract when the amortization period of the asset is equal to or less than one year.

Contract liabilities with customers

The contract liabilities constitute the obligation of the Bank to transfer the services to a customer, for which the Bank has received a payment on the part of the final customer or if the amount is due before the execution of the contract. They also include deferred income related to services that shall be delivered or provided in the future, which will be invoiced to the customer in advance, but which are still not due.

The following table shows the detail of accounts receivable, and contract liabilities balances as at March 31, 2024 and 2023:

	March 31, 2024	December 31, 2023
In millions of COP
Accounts receivable from contracts with clients (1)	193,686	169,182
Liabilities from contracts with clients (2)	42,972	41,730

(1)	An impairment of COP 25,064 and COP 23,681 is calculated on these accounts receivable as of March 31, 2024 and December 31, 2023, respectively.
(2)	See Note 13. Other liabilities.

16.3.2. Fees and Commissions Expenses

Fees and Commissions Expenses	March 31, 2024	March 31, 2023
In millions of COP
Banking services (1)	(231,329)	(212,107)
Sales, collections and other services (2)	(214,296)	(200,736)
Correspondent banking (3)	(107,462)	(85,397)
ACH y PSE services (1)	(37,452)	(29,492)
Placements	(17,985)	(11,154)
Payments and collections	(8,927)	(7,617)
Other	(23,484)	(15,159)
Total expenses for fees and commissions	(640,935)	(561,662)
Total income for fees and commissions, net	680,845	699,297

(1)	The increase is due to higher transactions generated during the year 2024.
(2)	Increase originated by higher demand in customer service through the telephone channel (contact center services), and higher collection management due to an increase in the past-due portfolio.
(3)	The increase is due to higher transactions and the opening of new banking correspondents during 2024.

16.4. Other operating income, net

The following table sets forth the detail of other operating income net for the years ended March 31, 2024, and 2023:

	March 31, 2024	March 31, 2023
In millions of COP
Operating leases (1)	255,481	209,204
Gain on sale of assets held for sale and inventories	31,171	32,134
Leases	18,246	12,688
Recoveries	17,848	9,238
Exchange differences and foreign exchange derivatives, net (2)	11,831	264,704
Gain on sale of assets - Operating leases	2,540	30,177
Gain (loss) on sale of Premises and equipment (3)	877	2,109
Penalties for non-compliance with leasing contracts	520	951
Gain on sale of assets - Financial leasing	42	832
Other	19,041	14,376
Total other operating income, net	357,597	576,413

(1)	Increase generated by the activations of operating leasing contracts.
(2)	The variation is impacted by the fluctuation of the dollar, during 2024 there was an increase in the TRM by COP 20.25, while for the accumulated to March 2023 there was a fall of (COP 164.12), this variation is directly related to the own passive position that the Bank currently has.
(3)	Mainly due to real estate sales, as of March 31, 2024, the profit for these assets was COP 788 and as of March 31, 2023 it was COP 2,281.

16.5. Equity investment income

The following table sets forth the detail of equity investment income for the years ended March 31, 2024, and 2023:

	March 31, 2024	March 31, 2023
In millions of COP
Equity method (1)	566,881	739,201
Dividends (2)	2,673	4,257

Valuation and sale of equity investments	1,210	800
Total income from equity investments	570,764	744,258

(1)	The balance as of March 31, 2024, includes equity method of subsidiary investments for COP 573,203 and for associates and joint ventures for COP ($6,322). The balance as of March 31, 2023, includes equity method of subsidiary investments for COP 741,013, for associates COP 6,369 and for joint ventures COP (8,181).
(2)	Correspond to other equity instruments with changes in ORI, see Note 4.1 Dividends received from equity instruments as of March 31, 2024 correspond to: Cámara de Riesgo Central de Contraparte de Colombia S.A. for COP 1,203; Asociación Gremial de Instituciones Financieras Credibanco S.A. for COP 1,193; TECNIBANCA S.A.- SERVIBANCA S.A. for COP 140 and Banco Latinoamericano de Comercio Exterior, S.A. Bladex for COP 137.

NOTE 17. OPERATING EXPENSES

The information corresponding to operating expenses as of March 31, 2024, and 2023 is as follows:

17.1. Salaries and employee benefit

The detail of salaries and employee benefits for the period ended March 31, 2024, and 2023 is as follows:

Salaries and employee benefit	March 31, 2024	March 31, 2023
In millions of COP
Salaries (1)	372,517	325,501
Private premium	145,129	129,807
Social security contributions	127,518	109,458
Bonuses	82,671	145,533
Defined benefit severance obligation and interest	40,849	33,033
Indemnization payment	37,029	29,192
vacation expenses	23,915	23,207
Pension plan	2,961	3,304
Others	65,817	53,831
Total salaries and employee benefit	898,406	852,866

(1)	Corresponds mainly to salary increase for employees of the bylaws and employees who belong to the Collective Bargaining Agreement.

17.2. Other administrative and general expenses

etails of other administrative and general expenses for the period ended March 31, 2024, and 2023 are as follows:

Other administrative and general expenses	March 31, 2024	March 31, 2023
In millions of COP
Fees	131,377	146,527
Insurance	125,215	120,450
Maintenance and repairs	98,461	95,192
Data processing	87,509	79,891

Fraud and claims (1)	73,341	58,008
Transport	46,786	43,919
Communications	18,956	19,568
Cleaning and security services	18,875	17,085
Contributions and affiliations	18,589	13,261
Public services	17,026	14,774
Advertising	16,236	17,660
Useful and stationery (2)	15,854	8,108
Disputes, fines and sanctions (3)	13,140	4,387
Real estate management	9,157	8,365
Adaptation and Installation	8,725	8,460
Warehouse service	4,669	3,934
Travel expenses	3,641	4,410
Tax fee inspection and External audit	3,074	2,802
Short-term, low-cost leases	2,459	2,121
Transactional services	2,194	2,075
Publishing and subscriptions	1,108	897
Temporary services	1,053	780
Legal expenses	941	554
Exchange processing	571	533
Minor furniture and fixtures	150	533
Packaging of extracts	109	174
Public relations	92	80
Other	31,450	29,729
Total other administrative and general expenses	750,758	704,277
Taxes other than income tax (4)	319,812	282,580

(1)	Increase mainly generated by fraud in virtual channels.
(2)	Increase payments for services received from suppliers for this item.
(3)	Increase mainly explained by the recording of a provision in the process with the municipality of Purificación Tolima

17.3. Impairment, depreciation and amortization

Details of amortization, depreciation and impairment expense for the period ended March 31, 2024, and 2023 are as follows:

Impairment, depreciation and amortization	March 31, 2024	March 31, 2023
In millions of COP
Depreciation of premises and equipment (1)	143,285	114,857
Impairment of negotiable assets and inventories, net	40,977	42,096
Depreciation of right-of-use assets, on lease	31,792	35,746
Amortization of intangible assets	15,541	15,367
Impairment of premises and equipment (1)	162	281
Impairment of right-of-use assets, on lease	1	260

Total amortización, depreciación y deterioro	231,758	208,607

(1)	Ver Note 7. Premises and equipment,net.

NOTE 18. RELATED PARTY TRANSACTIONS

The Bank offers banking and financial services to its related parties in order to meet their transactional needs for investment and liquidity in the ordinary course of business. These transactions are carried out in terms similar to those of transactions with third parties. In the case of treasury operations, the Bank operates between its own position and its related parties through transactional channels or systems established for this purpose and under the conditions established by current regulations.

Details of related party transactions as of December 31, 2023 are included in the annual report of the 2023 separate financial statements, for the three months ended March 31, 2024, there were no related party transactions that materially affected the Bank's financial position or results of operations.

NOTE 19. LIABILITIES FROM FINANCING ACTIVITIES

The following table presents the reconciliation of the balances of liabilities from financing activities as of March 31, 2024:

	Balance as of January 1, 2024	Cash flows	Non-cash changes			Balance as of March 31, 2024
			Foreign currency translation adjustment	Interests accrued	Other movements
In Million of COP
Liabilities from financing activities
Borrowings from other financial institutions	10,958,823	(476,363)	34,734	222,255	16,127	10,755,576
Debt instruments in issue	12,000,269	(2,662,777)	34,080	287,185	-	9,658,757
Preferred shares	263,751	602,077	-	-		865,828
Interbank and repurchase agreements	584,204	(57,701)	-	-	14,837	541,340
Total liabilities from financing activities	23,807,047	(2,594,764)	68,814	509,440	30,964	21,821,501

NOTE 20. FAIR VALUE OF ASSETS AND LIABILITIES

The characteristics of the asset or liability are considered in determining fair value in the same manner as market participants would consider in pricing the asset or the liability at the measurement date.

Valuation process for fair value measurements

The valuation to fair value prices is performed using prices, methodologies and inputs provided by the official pricing services provider (Precia) to the Bank.

All methodologies and procedures developed by the pricing services provider are supervised by the SFC, which has its authorization.

The following table shows the carrying value and fair value of assets and liabilities as of March 31, 2024, and December 31, 2023:

	March 31, 2024		December 31, 2023
	Carrying value	Fair value	Carrying value	Fair value
In millions of COP
Assets
Debt securities negotiable investments and pledged financial assets (1)	7,888,473	7,888,473	6,942,468	6,942,468
Debt securities available for sale investments (1)	3,298,225	3,298,225	3,211,425	3,211,425
Debt securities held to maturity investments, net (1)	3,736,478	3,721,856	3,423,265	3,410,468
Equity instruments (1)	181,115	187,824	180,744	188,124
Derivative financial instruments (1)	4,342,669	4,342,669	6,215,942	6,215,942
Loans and leasing transactions (2)	171,048,932	173,615,021	170,029,117	170,672,034
Investment property (3)	598,860	598,860	574,550	574,550
Total assets	191,094,752	193,652,928	190,577,511	191,215,011
Liabilities
Deposits by customers (3)	164,284,565	165,192,551	170,231,400	171,398,021
Repurchase agreements and other similar secured borrowing (4)	865,828	865,828	263,751	263,751
Derivative financial instruments (1)	5,034,374	5,034,374	6,699,521	6,699,521
Borrowings from other financial institutions (5)	9,658,755	9,658,755	12,000,269	12,000,269
Debt instruments in issue (6)	10,755,576	10,816,269	10,958,823	10,919,613
Preferred shares	541,340	407,775	584,204	394,550
Total liabilities	191,140,438	191,975,552	200,737,968	201,675,725

(1)	See Note 4.1 Financial assets investments, net.
(2)	See Note 5. Loans and advances to customers, net.
(3)	See Note 9. Deposits by customers.
(4)	See Note 10. Borrowings from other financial institutions.
(5)	See Note 11. Debt instruments in issue.
(6)	See Note 12. Assets held for sale and inventories, net

Fair value measurement

Assets and liabilities

a. Debt instruments

The Bank assigns prices to these debt investments, using the prices provided by the official pricing service provider (Precia) and assigns the appropriate level according to the procedure described at the beginning of this note.  For securities not traded or over-the-counter such as certain bonds issued by other financial institutions, the Bank generally determines fair value utilizing internal valuation and standard techniques. These techniques include determination of expected future cash flows which are discounted using curves of the applicable currencies and the Colombian consumer price index (interest rate in this case), modified by the credit risk and liquidity risk. The interest rate is generally computed using observable market data and reference yield curves derived from quoted interest in appropriate time bandings, which match the timings of the cash flows and maturities of the instruments.

b. Equity securities

The Bank performs the market price valuation of its investments in variable income using the prices provided by the official pricing services provider (Precia) and classifies those investments according to the procedure described at the beginning of this note. Likewise, in order to determine the fair value of unquoted equity securities, the Bank affects the value of the investment in the corresponding percentage of participation, to the subsequent variations of the respective issuer's equity. Holdings in mutual funds, trusts and collective portfolios are valued taking into account the value of the holding as calculated by the management company.

c. Derivative financial instruments

The Bank holds positions in standardized derivatives, such as futures over local stocks, and over the representative exchange rate. These instruments are evaluated according to the information provided by Precia, which perfectly matches the information provided by the Central Counterparty Clearing House – CCP.

Additionally, the Bank holds positions in Over The Counter (OTC) derivatives, which in the absence of prices, are valued using the inputs and methodologies provided by the pricing services provider, which have the no objection of the Financial Superintendence of Colombia.

The key inputs depend upon the type of derivative and the nature of the underlying instrument and include interest rate yield curves, foreign exchange rates, the spot price of the underlying volatility, credit curves and correlation of such inputs.

d. Credit valuation adjustment

The Bank measures the effects of the credit risk of its counterparties and its own creditworthiness in determining fair value of the swap, option and forward derivatives.

Counterparty credit-risk adjustments are applied to derivatives when the Bank’s position is a derivative asset and the Bank’s credit risk is incorporated when the position is a derivative liability. The Bank attempts to mitigate credit risk to third parties which are international banks by entering into master netting agreements. The agreements allow to offset or bring net amounts that are liabilities, derivates from transactions carried out by the different agreements. Master netting agreements take different forms and may allow payments to be made under a variety of other master agreements or other negotiation agreements between the same parties, some may have a monthly basis and others only apply at the time the agreements are terminated.

When assessing the impact of credit exposure, only the net counterparty exposure is considered at risk, due to the offsetting of certain same-counterparty positions and the application of cash and other collateral.

The Bank generally calculates the asset’s credit risk adjustment for derivatives transacted with international financial institutions by incorporating indicative credit related pricing that is generally observable in the market (Credit Default Swaps, “CDS”). The credit-risk adjustment for derivatives transacted with non-public counterparties is calculated by incorporating unobservable credit data derived from internal credit qualifications to the financial institutions and corporate companies located in Colombia. The Bank also considers its own creditworthiness when determining the fair value of an instrument, including OTC derivative instruments if the Bank believes market participants would take that into account when transacting the respective instrument.

The approach to measuring the impact of the Bank’s credit risk on an instrument transacted with international financial institutions is done using the asset swap curve calculated for subordinated bonds issued by the Bank in foreign currency.

For derivatives transacted with local financial institutions, the Bank calculates the credit risk adjustment by incorporating credit risk data provided by rating agencies and released in the Colombian financial market.

e. Impaired loans measured at fair value

The Bank measured certain impaired loans based on the fair value of the associated collateral less costs to sell. The fair values were determined as follows using external and internal valuation techniques or third party experts, depending on the type of underlying asset.

For vehicles under leasing arrangements, the Bank uses an internal valuation model based on price curves for each type of vehicle. Such curves show the expected price of the vehicle at different points in time based on the initial price and projection of economic variables such as inflation, devaluation and customs. The prices modelled in the curves are compared every six months with market information for the same or similar vehicles and in the case of significant deviation; the curve is adjusted to reflect the market conditions.

Other vehicles are measured using matrix pricing from a third party. This matrix is used by most of the market participants and is updated monthly. The matrix is developed from values provided by several price providers for identical or similar vehicles and considers brand, characteristics of the vehicles, and manufacturing date among other variables to determine the prices.

For real estate assets, a third-party qualified appraiser is used. The methodologies vary depending on the date of the last appraisal available for the property (the appraisal is estimated based on either of three approaches: cost, sales comparison and income approach, and is required every three years). When the property has been valued in the last 12 months and the market conditions have not shown significant changes, the most recent valuation is considered the fair value of the property.

For all other cases (for example, appraisals older than 12 months) the value of the property is updated by adjusting the value in the last appraisal for weighted factors such as location, type and characteristics of the property, size, structural conditions and the expected sales prices, among others. The factors are determined based on current market information gathered from several external real estate specialists.

f. Assets held for sale measured at fair value less cost of sale

The Bank measures certain impaired foreclosed assets and premises and equipment held for sale based on fair value less costs to sell. The fair values were determined using external and internal valuation techniques, depending on the type of underlying asset. Those assets are comprised mainly of real estate properties for which the appraisal is conducted by experts considering factors such as the location, type and characteristics of the property, size, physical conditions and expected selling costs, among others. Likewise, in some cases the fair value is estimated considering comparable prices or promises of sale and offering prices from auctions process.

g. Mortgage backed securities (“TIPS”) and Asset-Backed securities

The Bank invests in asset-backed securities for which underlying assets are mortgages and earnings under contracts issued by financial institutions and corporations, respectively. The Bank does not have a significant exposure to sub-prime securities. The asset-backed securities are denominated in local market TIPS and are classified as fair value through profit or loss. These asset-backed securities have different maturities and are generally classified by credit ratings.

TIPS are part of the Bank portfolio and its fair value is measured with published price by the official pricing services provider. These securities are leveled by margin and are assigned level 2 or 3 based on the Precia information.

Residual TIPS have their fair value measured using the discounted flow method, taking into account the amortization tables of the Titularizadora Colombiana, the betas in COP and UVR of Precia (used to construct the curves) and the margins; when they are residual TIPS of subordinated issues, a liquidity premium is applied. These securities are assigned level 3.

h. Investment property

The Bank’s investment property is valued by external experts, who use valuation techniques based on comparable prices, direct capitalization, discounted cash flows and replacement costs.

Fair value hierarchy

IFRS 13 establishes a fair value hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable, that reflects the significance of inputs adopted in the measurement process. In accordance with IFRS the financial instruments are classified as follows:

Level 1: Observable inputs that reflect quoted prices (unadjusted) in active markets for identical assets or liabilities. An active market is a market in which transactions for the asset or liability being measured take place with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2: Inputs other than quoted prices included in Level 1 that are observable for the asset or liability either directly or indirectly. Level 2 generally includes: (i) quoted prices for similar assets or liabilities in active markets; (ii) quoted prices for identical or similar assets or liabilities in markets that are not active, that is, markets in which there are few transactions for the asset or liability.

Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation.

This category generally includes certain retained residual interests in securitizations, asset-backed securities (ABS) and highly structured or long-term derivative contracts where independent pricing information was not able to be obtained for a significant portion of the underlying assets.

Assets and liabilities measured at fair value on a recurring basis

The following table presents assets and liabilities by fair value hierarchy that are measured on a recurring basis at March 31, 2024 and December 31, 2023:

ASSETS
Type of instrument	March 31, 2024				December 31, 2023
	Fair value hierarchy			Total fair value	Fair value hierarchy			Total fair value
	Level 1	Level 2	Level 3		Level 1	Level 2	Level 3
In millions of COP
Investment securities
Negotiable and pledged financial assets
Treasury securities issued by the Colombian Government - TES	5,274,241	936,345	-	6,210,586	4,089,072	324,985	-	4,414,057
Mortgage-backed securities (TIPs)	-	24,024	66,072	90,096	-	10,214	74,087	84,301
Bonds	884,810	201,745	13,956	1,100,511	1,757,573	230,566	14,284	2,002,423
Other financial investment assets	-	487,280	-	487,280	-	441,687	-	441,687
Total negotiable securities and pledged financial assets	6,159,051	1,649,394	80,028	7,888,473	5,846,645	1,007,452	88,371	6,942,468
Available for sale
Solidarity Securities issued by the Colombian Government (TDS)	-	-	2,733,535	2,733,535	-	-	2,664,295	2,664,295
Other public debt	-	564,690		2,733,535	-	547,130	-	547,130
Total available for sale	-	564,690	-	564,690	-	547,130	2,664,295	3,211,425
Total debt securities	6,159,051	2,214,084	2,813,563	11,186,698	5,846,645	1,554,582	2,752,666	10,153,893
Equity instruments
Equity instruments at fair value	29,053	2,756	141,126	172,935	29,719	2,701	140,815	173,235
Total equity instruments	29,053	2,756	141,126	172,935	29,719	2,701	140,815	173,235
Forward
Exchange rate	-	1,964,036	725,948	2,689,984	-	3,307,711	1,069,966	4,377,677
Securities	-	427	1,108	1,535	-	151	2,863	3,014
Total forward	-	1,964,463	727,056	2,691,519	-	3,307,862	1,072,829	4,380,691
Swaps
Exchange rate	-	1,041,048	205,467	1,246,515	-	1,066,916	237,422	1,304,338
Interest rate	112,997	146,140	11,688	270,825	130,792	173,912	15,621	320,325
Total swaps	112,997	1,187,188	217,155	1,517,340	130,792	1,240,828	253,043	1,624,663
Options
Exchange rate	83	105,849	27,878	133,810	7	136,978	73,603	210,588
Total options	83	105,849	27,878	133,810	7	136,978	73,603	210,588
Total derivative financial instruments	113,080	3,257,500	972,089	4,342,669	130,799	4,685,668	1,399,475	6,215,942
Investment property
Buildings	-	-	598,860	598,860	-	-	574,550	574,550

Total investment properties	-	-	598,860	598,860	-	-	574,550	574,550
Total	6,301,184	5,474,340	4,525,638	16,301,162	6,007,163	6,242,951	4,867,506	17,117,620
LIABILITIES
Type of instrument	December 31, 2023				December 31, 2023
	Fair value hierarchy			Total fair value	Fair value hierarchy			Total fair value
	Level 1	Level 2	Level 3		Level 1	Level 2	Level 3
In millions of COP
Financial liabilities
Forward
Exchange rate	-	2,873,168	54,372	2,927,540	-	4,454,755	67,825	4,522,580
Securities	-	422	140	562	-	8,629	1,852	10,481
Total forward	-	2,873,590	54,512	2,928,102	-	4,463,384	69,677	4,533,061
Swaps
Exchange rate	-	1,465,644	106,124	1,571,768	-	1,388,113	102,973	1,491,086
Interest rate	108,752	260,329	3,913	372,994	126,728	304,981	11,078	442,787
Total swaps	108,752	1,725,973	110,037	1,944,762	126,728	1,693,094	114,051	1,933,873
Options
Exchange rate	259	161,251	-	161,510	19	232,568	-	232,587
Total options	259	161,251	-	161,510	19	232,568	-	232,587
Total derivative financial instruments	109,011	4,760,814	164,549	5,034,374	126,747	6,389,046	183,728	6,699,521
Total financial liabilities	109,011	4,760,814	164,549	5,034,374	126,747	6,389,046	183,728	6,699,521

Fair value of assets and liabilities that are not measured at fair value in the statement of financial position

The following table presents for each level of the fair value hierarchy the Bank's assets and liabilities that are not measured at fair value in the statement of financial position, however, the fair value as of March 31, 2024 and December 31, 2023 is disclosed:

ASSETS
Type of instrument	March 31, 2024				December 31, 2023
	Fair value hierarchy			Total fair value	Jerarquía de valoración			Fair value hierarchy
	Level 1	Level 2	Level 3		Level 1	Level 2	Level 3
In millions of COP
Investments to maturity
Agricultural Development Securities issued by the Colombian Government (TDA)	-	-	3,399,118	3,399,118	-	-	3,075,873	3,075,873
Mortgage-backed securities (TIPs)	-	-	-	-	-	-	-	-
Other financial investment instruments	-	267,680	55,058	322,738	-	279,483	55,112	334,595
Total held to maturity investments	-	267,680	3,454,176	3,721,856	-	279,483	3,130,985	3,410,468
Equity securities	-	-	14,889	14,889	-	-	14,889	14,889
Loan portfolio and leasing operations, net Total	-	-	173,615,021	173,615,021	-	-	170,672,034	170,672,034
Total	-	267,680	177,084,086	177,351,766	-	279,483	173,817,908	174,097,391

LIABILITIES
Type of instrument	March 31, 2024				December 31, 2023
	Fair value hierarchy			Total fair value	Jerarquía de valoración			Fair value hierarchy
	Level 1	Level 2	Level 3		Level 2	Level 2	Level 3
In millions of COP
Deposits by customers	-	60,065,975	105,126,576	165,192,551	-	60,274,969	111,123,052	171,398,021
Repurchase agreements and other similar secured borrowing	-	-	865,828	865,828	-	-	263,751	263,751
Borrowings from other financial institutions	-	-	9,658,755	9,658,755	-	-	12,000,269	12,000,269
Debt instruments in issue	6,856,845	2,577,427	1,381,997	10,816,269	6,629,731	2,583,290	1,706,592	10,919,613
Preferred shares	-	-	407,775	407,775	-	-	394,550	394,550
Total	6,856,845	62,643,402	117,440,931	186,941,178	6,629,731	62,858,259	125,488,214	194,976,204

IFRS requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized in the statement of financial position, for which it is practicable to estimate fair value. Certain categories of assets and liabilities, however, are not eligible for fair value accounting.

The financial instruments below are not measured at fair value on a recurring and nonrecurring basis:

Short-term financial instruments

Short-term financial instruments are valued at their carrying amounts included in the consolidated statement of financial position, which are reasonable estimates of fair value due to the relatively short period to maturity of the instruments. This approach was used for cash and cash equivalents, accrued interest receivable, customers’ acceptances, accounts receivable, accounts payable, accrued interest payable and bank acceptances outstanding.

Deposits from customers

The fair value of time deposits was estimated based on the discounted value of cash flows using the appropriate discount rate for the applicable maturity. Fair value of deposits with no contractual maturities represents the amount payable on demand as of the statement of financial position date.

Interbank deposits and repurchase agreements and other similar secured borrowings

Short-term interbank borrowings and repurchase agreements have been valued at their carrying amounts because of their relatively short-term nature. Long-term and domestic development bank borrowings have also been valued at their carrying amount because they bear interest at variable rates.

Borrowings from other financial institutions

The fair value of borrowings from other financial institutions were determined using discounted cash flow models. The cash flows projection of capital and interest was made according to the contractual terms, considering capital amortization and interest bearing. Subsequently, the cash flows were discounted using reference curves formed by the weighted average of the Bank’s deposit rates.

Debt instruments in issue

The fair value of debt instruments in issue, comprised of bonds issued by Bancolombia S.A. and its subsidiaries, was estimated substantially based on quoted market prices. The fair value of certain bonds which do not have a public trading market, were determined based on the discounted value of cash flows using the rates currently offered for bonds of similar remaining maturities and the Bank’s creditworthiness.

Preferred shares

In the valuation of the liability component of preferred shares related to the minimum dividend of 1% of the subscription price, the Bank uses the Gordon Model to price the obligation, taking into account its own credit risk, which is measured using the market spread based on observable inputs such as quoted prices of sovereign debt. The Gordon Model is commonly used to determine the intrinsic value of a stock based on a future series of dividends that are estimated by the Bank and growth at a constant rate considering the Bank’s own perspectives of the payout ratio.

Loans and advances to customers

Estimating the fair value of loans and advances to customers is considered an area of considerable uncertainty as there is no observable market. The loan portfolio is stratified into tranches and loans segments suchs as commercial, consumer, small business loans, mortgage and leasing. The fair value of loans and advances to customers and financial institutions is determined using a discounted cash flow methodology, considering each credit’s principal and interest projected cash flows to the prepayment date. The projected cash flows are discounted using reference curves according to the type of loan and its maturity date.

Items measured at fair value on a non-recurring basis

The Bank measures assets held for sale based on fair value less costs to sell. This category includes certain foreclosed assets and investments in associates held for sale. The fair values were determined using external and internal valuation techniques or third party experts, depending on the type of underlying asset. The following breakdown sets forth the fair value hierarchy of those assets classified by type:

	March 31, 2024				December 31, 2023
	Fair value hierarchy			Total fair value	Fair value hierarchy			Total fair value
	Level 1	Level 2	Level 1		Level 1	Level 2	Level 3
	In millions of COP
Real estate different from residential properties	-	-	2,792	2,792	-	-	3,142	3,142
Real estate for residential purposes	-	-	252	252	-	-	3,188	3,188
Movable property	-	-	7,364	7,364	-	-	7,182	7,182
Total	-	-	10,408	10,408	-	-	13,512	13,512

Changes in level 3 fair-value category

The table below presents reconciliation for assets and liabilities measured at fair value, on a recurring basis using significant unobservable inputs as of March 31, 2024 and December 31, 2023:

As of March 31, 2024

	Balance, January 1, 2024	Included in earnings	OCI	Purchases	Settlement	Prepaids	Reclassifications (1)	Transfers in to level 3	Transfers in to level 3	Balance March 31, 2024
In millions of COP
Assets
Debt securities
Investments negotiable
Mortgage backed securities (TIPs)	74,087	(1,895)	-	-	(554)	-	-	-	(5,566)	66,072
Bonds	14,284	(328)	-	-		-	-	-	-	13,956
Total negotiable investments	88,371	(2,223)	-	-	(554)	-	-	-	(5,566)	80,028
Available for- ale investments	-	-	-	-	-	-	-	-	-	-
Solidarity Securities issued by the Colombian Government (TDS)	2,664,295	69,240	-	-	-	-	-	-	-	2,733,535
total available for sale investments	2,664,295	69,240	-	-	-	-	-	-	-	2,733,535
Total debt securities	2,752,666	67,017	-	-	(554)	-	-	-	(5,566)	2,813,563
Derivative financial instruments
Exchange rate	1,380,991	54,700	-	354,286	(814,878)	-	(512)	30,996	(46,290)	959,293
Interest rate	15,621	(4,967)	-	2,271	(876)	-	(284)	8	(85)	11,688
Securities	2,863	-	-	1,108	(2,863)	-	-	-	-	1,108
Total derivative financial instruments	1,399,475	49,733	-	357,665	(818,617)	-	(796)	31,004	(46,375)	972,089
Equity investments at fair value	140,815	-	1,466	-	-	(1,155)	-	-	-	141,126
Investment property	574,550	-	-	24,310	-	-	-	-	-	598,860
Total assets	4,867,506	116,750	1,466	381,975	(819,171)	(1,155)	(796)	31,004	(51,941)	4,525,638
Liabilities
Derivatives
Exchange rate	170,798	3,584	-	32,496	(57,815)	-	(512)	14,165	(2,220)	160,496
Interest rate	11,078	(1,279)	-	-	(156)	-	(283)	228	(5,675)	3,913
Securities	1,852	-	-	140	(1,852)	-	-	-	-	140
Total derivatives	183,728	2,305	-	32,636	(59,823)	-	(795)	14,393	(7,895)	164,549
Total assets	183,728	2,305	-	32,636	(59,823)	-	(795)	14,393	(7,895)	164,549

As of December 31, 2023

	Balance, January 1, 2023	Included in earnings	OCI	Purchases	Settlement	Prepaids	Reclassifications (1)	Transfers in to level 3	Transfers in to level 3	Balance December 31, 2023
In millions of COP
Assets
Debt securities
Investments negotiable
Mortgage backed securities (TIPs)	2,928	(5,534)	-	848	(2,343)	-	77,773	415		74,087
Bonds	-	-	-	-	-	-	-	14,284	-	14,284
Total negotiable investments	2,928	(5,534)	-	848	(2,343)	-	77,773	14,699	-	88,371
Available for- ale investments	-	-	-	-	-	-	-	-	-
Solidarity Securities issued by the Colombian Government (TDS)	-	-	-	-	-	-	-	2,664,295	-	2,664,295
total available for sale investments	-	-	-	-	-	-	-	2,664,295	-	2,664,295
Total debt securities	2,928	(5,534)	-	848	(2,343)	-	77,773	2,678,994	-	2,752,666
Derivative financial instruments
Exchange rate	1,158,532	(60,699)	-	1,291,408	(804,780)	-	(13,559)	46,459	(236,370)	1,380,991
Interest rate	29,170	(10,693)	-	6,957	(4,593)	-	(39)	525	(5,706)	15,621
Securities	105	-	-	2,863	(105)	-	-	-	-	2,863
Total derivative financial instruments	1,187,807	(71,392)	-	1,301,228	(809,478)	-	(13,598)	46,984	(242,076)	1,399,475
Equity securities at fair value	148,169	-	20,055	-	(18,453)	(8,956)	-	-	-	140,815
Investment property	449,253	27,818	-	97,479	-	-	-	-	-	574,550
Total assets	1,788,157	(56,795)	20,055	1,399,555	(835,421)	(8,956)	75,020	2,727,967	(242,076)	4,867,506
Liabilities
Derivatives
Exchange rate	348,027	15,345	-	164,179	(329,858)	-	(13,559)	4,330	(17,666)	170,798
Interest rate	51,662	(6,296)	-	3,629	(41,002)	-	(39)	3,734	(610)	11,078
Securities	-	-	-	1,852	-	-	-	-	-	1,852
Total derivatives	399,689	9,049	-	169,660	(370,860)	-	(13,598)	8,064	(18,276)	183,728
Total assets	399,689	9,049	-	169,660	(370,860)	-	(13,598)	8,064	(18,276)	183,728

Level 3 fair value – transfers

The following were the significant level 3 transfers at March 31, 2024:

Transfers between Level 1 and Level 2 to Level 3:

As of March 2024, there were no transfers from level 1 and 2 to level 3. As of December 2023, there were transfers of COP 2,678,994 of Solidarity Securities - TDS, Mortgage Securities - TIPS and Bonds to level 3. For December 2023, the securities do not mark to price, the margin is updated, and the marking days are greater than 365, therefore their current level is 3.

Transfers of COP 16,610 and COP (38,479) were made at March 31, 2024 and December 31, 2023, respectively of the exchange rate and interest rate derivative contracts to level 3.

Transfers between Level 3 and Level 1 and 2:

Transfers for COP (5,566) from level 3 to level 2 in 2024 In December 2023, these securities were not price marked and their margin was not registered by the Price Provider (Precia), therefore their level was 3. However, as of March 2024 they registered historical margin provided by the Price Provider (Precia), therefore the current level is 2.

Transfer of COP (38,479) and COP (223,800) at March 31, 2024 and December 31, 2023, respectively of the exchange rate and interest rate derivative contracts from Level 3 to Level 2, mainly related to a transfer of the counterparty's credit risk to the Company's own credit risk.

Transfers between Level 2 and Level 1 of the Fair Value hierarchy

As of March 31, 2024, the Bank transferred securities from level 1 to level 2 for COP 17,737 as these securities increased their liquidity and were traded more frequently in an active market.

All transfers are assumed to have occurred at the end of the reporting period.

Quantitative Information about Level 3 Fair Value measurements

The fair value of financial instruments is, in certain circumstances, measured using valuation techniques that incorporate assumptions that are not evidenced by prices from observable market transactions in the same instrument and are not based on observable market data.

Changing one or more of the inputs to the valuation models to reasonably possible alternative assumptions would change the fair values and therefore a valuation adjustment would be recognized through income statement. Favorable and unfavorable changes are determined based on changes in the value of the instrument because of varying the levels of the unobservable input.

The following table sets forth information about significant unobservable inputs related to the Bank’s material categories of level 3 financial assets and liabilities and the sensitivity of these fair values to reasonably possible alternative assumptions.

As of March 31, 2024

Financial instrument	Fair Value	Valuation technique	Significant unobservable input	Range of inputs	Weighted average	Sensitivity 100 basis point increase	Sensitivity 100 basis point decrease
Securities issued by other financial institutions
TIPS	66,072	Discounted cash flow	Margin (1)	0% a 9.67%	4.53%	64,045	68,187
			Amortization table (2)	NA	NA	130,348	-
Solidarity Securities issued by the Colombian Government (TDS)	2,733,535	Discounted cash flow	Margin (1)	1.18% a 1.18%	1,18%	2,730,788	2,739,082
Bunuses	13,956	Discounted cash flow	Margin (1)	3.42% a 3.42%	3.42%	13,348	14,595
Derivative financial instruments, net
Options	27,879	Discounted cash flow	Counterparties COP (USD) (4)	0,09% a 34.01%	0,60%	27,668	27,981
Forward	672,544	Discounted cash flow	Counterparties COP (USD) (4)	0% a 32.84%	4,35%	670,355	674,680
Swaps	107,119	Discounted cash flow	Counterparties COP (USD) (4)	0% a 47.84%	3,83%	107,135	108,375

As of December 31, 2023

Financial instrument	Fair Value	Valuation technique	Significant unobservable input	Range of inputs	Weighted average	Sensitivity 100 basis point increase	Sensitivity 100 basis point decrease
Securities issued by other financial institutions
TIPS	74,087	Discounted cash flow	Margin (1)	2.06% a 10.73%	5.48%	70,982	75,852
			Amortization table (2)	NA	NA	152,224	-
Solidarity Securities issued by the Colombian Government (TDS)	2,664,295	Discounted cash flow	Margin (1)	0% a 1.18%	1.17%	2,658,010	2,679,372
Bunuses	14,283	Discounted cash flow	Margin (1)	3.49% a 3.49%	3.49%	13,700	14,912
Derivative financial instruments, net
Options	73,603	Discounted cash flow	Counterparties COP (USD) (4)	0.13 % a 33.77%	0.57%	73,048	73,870
Forward	1,003,152	Discounted cash flow	Counterparties COP (USD) (4)	0% a 50.58%	7.22%	1,000,729	1,005,592
Swaps	138,992	Discounted cash flow	Counterparties COP (USD) (4)	0% a 63.39%	5.86%	139,451	138,577

(1)	Margin: The margin reflects the risks not incorporated in the reference rate, such as the credit risk, and is that value which, compounded with the reference rate, results in the discount rate with which the price of the security in the operation is obtained.
(2)	Amortization table (Applies to TIPS): It is based on the cash flows generated monthly by the Colombian Securitization Company, which incorporate, among other assumptions, the default and prepayment indicators, which correspond to inputs that are not observable in the market but are developed under statistical techniques and based on the history of mortgage loans in Colombia.

(3)	Liquidity effect: Corresponds to the difference in nominal monthly maturity terms of the face rate of the subordinated issue with respect to the most liquid face rate of the same issue.
(4)	Recovery rate and counterparties COP (USD): These refer to the recovery rates and the probabilities of default of the counterparties, which are used in the estimation of the CVA/DVA adjustment in the measurement of the fair value of the OTC derivative instruments.

The following table presents the valuation techniques used in measuring the fair value of the Bank's investment properties, the most significant unobservable inputs, and the respective sensitivity:

Methodology	Valuation technique	Significant unobservable input	Description of sensitivity

Sales Comparison Approach - SCA

The process by which an indication of value is obtained for the properties under analysis by comparing them with similar properties that can be considered comparable to those under analysis, that have been recently sold (ideally) or that are on offer, identifying the appropriate units of comparison and making the necessary adjustments to make them comparable to those under appraisal, based on market-derived comparables.

Comparable Prices

The weighted average rates used in the income capitalization methodology for the fourth quarter of 2023 are:

Direct capitalization: initial rate 8.05%

Discounted cash flow: discount rate: 12,72*%,  terminal rate: 8,40%.

The same weighted rates for the third quarter of 2023 are:

Direct capitalization: initial rate 8,07%

Discounted cash flow: discount rate: 12,44%  terminal rate: 8,25%.

The ratio between monthly gross rent and the value of the properties managed directly by the FIC (rental rate) considering the differences in locations and individual factors between properties and on a weighted basis was 0.83% at the end of the first quarter of 2024 and 0.82% at the end of the last quarter of 2023.

An increase (Light, normal, considerable, significant) in the capitalization rate used would generate a decrease (significant, considerable, normal, light) in the fair value of the asset, and vice versa.

An increase (Light, normal, considerable, significant) in the leases used in the valuation would generate a (significant, light, considerable) increase in the fair value of the asset, and vice versa.

Income Approach In this methodology the appraiser analyzes the capacity of a property to generate future benefits, which are brought to present value as an indication of value.	Direct Capitalization Discounted Cash Flows

Cost approach

A set of procedures by which an indication of the Market Value of the Full Property Right is obtained by estimating the cost of constructing, reproducing or replacing the property being appraised, including a reasonable profit, deducting depreciation from the total cost and adding the value of the land separately.

Replacement cost

There has been no change to the valuation technique during the year 2024 for each asset.

NOTE 21. SUBSEQUENT EVENTS

The financial statements of Bancolombia S.A. for the year ended March 31, 2024 were approved by the Board of Directors for issuance on May 10, 2024.

Purchase investment Subsidiary

As of April 23, 2024 the Bank entered into a purchase and sale agreement for the acquisition of the trust rights over the PA CEDIS Sodimac for COP 451,000.

RISK MANAGEMENT

Beginning of 2024 has been characterized as a more dynamic period than expected, after a challenging economic closure the previous year; a context of local uncertainty persists in the overview (related to the health system and the impact of the El Niño phenomenon), and international uncertainty due to the evolution of geopolitical conflicts, which has continued to limit the dynamism that our economy has shown until now.

Credit risk – credit portfolio and financial leasing operations

Credit risk is the probability that the entity will incur losses due to i) non-compliance with the financial obligations taken by the counterparty, issuer or debtor, ii) deterioration due to the decrease in their risk rating, iii) at the reduction of profits and remunerations and iv) the benefits delivered in restructuring and recovery costs.

The information included below presents the maximum exposure to credit risk as of March 31, 2024 and December 2023:

In millions of COP	March 31, 2024	December 31, 2023
Credit portfolio and financial leasing operations	184,315,169	182,921,469
Debt securities	14,923,176	13,577,158
Equity investments (1)	181,115	180,744
Derivatives (2)	1,284,954	1,791,164
Subtotal maximum credit risk exposure	200,704,414	198,470,535
Financial guarantees	9,156,313	8,570,464
Total maximum credit risk exposure	209,860,727	207,040,999

(1) For equity investments, the book value to be disclosed corresponds to the Other financial instruments.

(2) For derivative transactions, counterparty risk is revealed as long as the valuation is positive. Therefore, the value described here differs from the book value.

The maximum exposure to credit risk of the financial leasing portfolio and operations corresponds to its carrying amount at the end of the period without considering any guarantee received or other credit improvements.

The maximum exposure to credit risk of financial guarantees corresponds to the total balance granted at the end of the period, which is why it does not reflect the expected results.

The maximum exposure to credit risk of derivatives corresponds to the market value (mark to market) at the end of the period without considering any guarantee received or other credit improvements.

The maximum exposure to credit risk of debt securities and equity investments corresponds to their book amount at the end of the period without considering any guarantee received or other credit improvements.

a.	Credit Risk Management – loan portfolio and Leasing operations

Risk management in the cycles of the different types of credit operations, it develops by complying with the policies, procedures and methodologies stipulated in the Credit Risk Management System, which also contains the general criteria for evaluating, qualifying, assuming, controlling and covering the mentioned risk. In addition, the administration has developed process and method manuals that specify the policies and procedures for the different products and segments served by the entity, and realize the strategy approved by the Board of Directors for the monitoring and control of credit risk.

The policies for credit risk management are those stipulated for the credit exposure limit, credit origination, guarantees and securities, provisions, and portfolio monitoring and collections. Below is a brief description of the mentioned policies:

●	Credit Exposure Limit Policy: contains the guidelines regarding the establishment of credit exposure limits and levels. Is set in compliance with legal requirements and in accordance with the entity's internal guidelines.
●	Credit origination Policy: with this policy, the broad and sufficient knowledge of the characteristics of potential clients, the proper selection of these and the optimal granting levels consistent with their capacities is sought.
●	Guarantees Policy: this policy specifies the guarantees provided by the clients to the entity, the characteristics, and criteria to accept and evaluate them to mitigate the risk associated with the non-compliance of the agreed upon obligations.
●	Provisions Policy: this policy underlines the compliance of legal guidelines, what is stipulated by the Bank and the analysis of clients regarding the actions which must be taken, to cover the risk of losses due to credit exposure.
●	Monitoring Policy*: It contains all the following activities that the bank use to monitoring the customer with their information, the purpose of this is review the correct evolution of credit risk. These activities require an specific classification process of credits operations and are consistent with the policies implemented for new credits.

* Follow-up: Knowledge of the client's situation during the life of the credit.

●	Portfolio recovery policy**: through the definition of this policy, the Bank's objective is to establish those mechanisms that allow it to anticipate possible delays and carry out the recovery of the portfolio, that is, to minimize the impacts that result from late or non-compliance with payments, Additionally, this policy define all the activities and aspects that the bank has been considered as customer reconciliation management to make it possible to obtain information and create with this some models to make the necessary estimates for monitoring and estimating losses.

**Recovery: Collection management during the different stages of the same.

The Bank's credit risk management is carried out in all processes of the credit cycle, these processes are framed as follows:

●	Credit origination: customer knowledge, payment capacity analysis, sectoral analysis, payment behavior and credit structuring.
●	Behavior: knowledge of the client's situation during the credit life.
●	Recovery: collection during the different stages.

Scoring and rating models based on statistical information or expert criteria are used to support credit origination processes. This allows a differentiation of the risk level of potential clients to support decision making.

The Vice Presidency of Risks defines and documents the characteristics of the models that are used in the process of credit origination. Also, defines parameters, variables and the cut-off points that applied in each model. At least every six months, the Vice Presidency of Risks must do the backtesting1 of the scoring and rating models, used in the credit origination process to validate their effectiveness. Additionally, monthly the entire credit portfolio must be rated with the reference models and days past due, in order to assess the credit risk of each debtor and the allocation of bank provisions.

In addition to the evaluation and qualification of the portfolio, monthly provisions serve as a measure of the current condition of the portfolio, the parameters for their calculation are found in chapter 2 of Circular 100 of 1995 of the Financial Superintendence of Colombia, where define two matrices (A and B) for assigning the probability of default of the commercial and retail portfolio, a calculation that is made taking into account the rating, and in the commercial portfolio, the value of the client's assets, and in that of consumption, the historical behavior of the client's payments. For the remaining modalities, the portfolio is classified by risk level and then the provision percentage is calculated according to the days past due.

In order to guarantee compliance with the regulations established with respect to individual credit and concentration limits, the Bank carries out continuous monitoring of the concentration of risk groups, as well as daily control of the exposures of the different risk groups, evaluating the legal limits of indebtedness.

Additionally, there are internal concentration limits for the following classifications:

●	Concentration analysis by country: the country risk for a client will be the one where the econimic activity of the client take place to generate the resources to pay the credit obligation..

1 Statistical procedure used to validate the quality and accuracy of a model, by comparing actual results and risk measures generated by the models.

●	Sector concentration analysis: carried out through the economic sector defined by the international ISIC code[1]
●	Concentration analysis by modality: refers to the portfolio modality of each agreement (commercial, retail, microcredit and mortgage credit).

The Bank has models based on the optimization of risk and profitability, to determine the different levels of concentration of portfolios, also based on international references determined with external risk rating agencies that allow the analysis of concentration levels in different geographies.

Risk Country

As of March 2024, no alerts were presented in any investment, nor were adjustments made for deterioration of investments that could affect or deteriorate the financial strength of the Corporation, compared to the end of 2023.

b.	Credit Quality Analysis - loans and Financial Leases portfolio

Credit risk rating system

Its main goal is to determine the client’s credit risk profile, which is given by the result of a rating.

The institutional or legal entities portfolio rating is performed through a Rating model, based on the analysis of quantitative and qualitative variables, which could affect the payment of the financial commitments acquired by a client. This model is performed in the early stage of the credit process, it is updated every six months and includes credit risk variables, which could be summarized in the customer's financial performance measured from financial figures and payment capacity, payment behavior with the Bank and with other entities, and qualitative variables that are not explicit in the financial statements.

For the retail portfolio there is a rating model based on a score, which contains the last 12 months behavior variables, such as overdue, product counts, changes in the initial credit conditions, among others, gathering all this information the rating model gives a score, which will be categorized by a credit risk level, to identify the level of risk associated with the client.

For the Bank, the following credit risk levels have been determined to group customers according to their payment behavior:

Risk Level	Description
A – Normal Risk

Loans and financial lease operations that have an excellent payment behavior. The debtor's financial statements and cash flows forecast, as well as other available financial information, it allows inferring an adequate payment capacity.

1 ISIC: International Standard Industrial Classification of all economic activities.

B - Acceptable Risk

Loans and financial lease transactions, even though they have an acceptable payment behavior, present some weakness that could potentially temporarily or permanently affect the debtor's ability to pay.

C - Appreciable Risk	Loans and financial lease operations that present deficiencies in the debtor's payment capacity or in its cash flow forecast, which could affect the normal payment of the obligation.
D – Significant Risk	Loans and financial lease transactions that have the same deficiencies than category "C", for a longer period, therefore its payment probability is low.
E – Uncollectible	Loans and financial lease obligations in this category are considered uncollectible.

The Bank’s loan and financial lease portfolio distribution by the end of the period, according to the credit risk levels mentioned above, is shown below:

	December 31, 2023		December 31, 2023
In Million of COP
Risk Level	In Millions of COP	Amount %	In Millions of COP	Amount %
A – Normal Risk	167,614,017	91%	167,528,602	92%
B – Acceptable Risk	4,091,537	2%	3,485,959	2%
C – Appreciable Risk	2,198,513	1%	2,152,771	1%
D – Significant Risk	4,333,217	3%	4,205,323	2%
E – Uncollectible	6,077,885	3%	5,548,814	3%
Total	184,315,169	100%	182,921,469	100%

External Circular (EC) 026 of 2022

Based on what is described in the EC 026 of November 29, 2022, and with the purpose of mitigating the impact of credit risk in an environment of economic deceleration and persistent inflation, the Bank recognized an additional provision to consumer loans in the income statement for a value equivalent to the expense explained by macroeconomic variables and the possible use of contingent lines of credit, based on the internal ECL models.

Said provision was recognized at the end of December 31, 2023 for a value of COP 353,159 and due to the effect of the lower bearing and leveraged by a better portfolio quality for the consumption modality, it presents a variation as of March 31, 2024 of COP 230,617. leaving a provision worth COP 122,542.

For the period of March 31, 2024, the estimations and decisions made by Management did not change the Bank’s accounting guidelines, in comparison with those applied in the separated income statements for December 31, 2023.

Portfolio monitoring

●	Retail and SME Banking:

At the end of March 2024, the total balance of the Personal, SME and Corporate Banking decreased 0.6% compared to the end of December 2023, such decrease leveraged by a lower dynamic in disbursements and a higher cancellation in the SME and Independent segments. As for the past-due portfolio, there was an increase of 4.9% with respect to December 2023, ending with a past-due rate of 7.8%, 40 bp above the past-due rate of December of the previous year; explained to a great extent by the macroeconomic situation that the country is going through. The segment that has been most affected is that of SMEs, given that its share in the increase of the past-due portfolio is 56%. We continue to provide comprehensive support to customers in all segments in order to anticipate the materialization of risks.

●	Corporate banking:

By the end of March 2024., the Corporate Business has maintained its trend in the portfolio loans, up 1.72% over the end of previous year (December 2023). Which is partly explained due to the increase in the dynamics of the disbursemented amounts (up 2.11%) made by corporate business clients over the last quater. Additionally, the credit quality has deteriorated, the past-due 30 days closed at 2.02% of the portfolio by the end of March 2024, which represents an increase of 0.09 basis point respect to the end of December 2023.

It is also important to highlight that the coverage of past- due loans with provisions remains with healthy margins, as it is higher than 194% by the end of march 2024.

Monitoring sectorial alerts, macroeconomic changes and political environment

During the year 2024 the different monitoring and collection strategies continue to be executed in each of the segments, in order to anticipate future risks and impacts on the portfolio through a comprehensive monitoring of the economic sectors in which the bank participates, observing the behavior of macroeconomic, sectorial, financial and transactional variables to face the uncertain environment generated by the macroeconomic situation.

Over the course of the current year a greater impact has been seen on clients in the SME segment, where the main alerts continue to be a result of macroeconomic variables such as high interest rates and low economic growth, added to sectoral alerts that have been impacting portfolios such as health, construction, and mass consumption trade, mainly.

On the other hand, the natural person portfolio has been showing a more stable behavior compared to what was observed the previous year. In free investment, which was the main deteriorated product in 2023, it has been observed a slight recovery due to better originations and better results in the collection.

All portfolios at all stages of the credit cycle continue to be managed in order to anticipate the materialization of risks, designing portfolio containment and recovery strategies.

c.	Credit Risk Management – investment financial instruments

The portfolio is exposed to credit risks given the probability of incurring losses originated by the default in the payment of a coupon, principal and/or yields/dividends of a financial instrument by its issuer or counterparty. The probability of this type of events materializing may increase if there are scenarios of concentration in few issuers (counterparties) and whose credit performance is reflected by higher risk ratings; likewise, increases in credit risk may occur in scenarios in which the portfolio presents low levels of diversification at the level of type and sector of the counterparties with which financial asset transactions are carried out.

The Bank maintains the control and continuous monitoring of the assigned credit risk limits, as well as the consumption thereof. Additionally, the Bank follows up and manages alerts on counterparties and issuers of securities, based on public market information and news related to their performance; this allows mitigating the risks of default or reduction of value for the managed positions.

For credit risk management, each of the positions that make up the portfolio of the own position are adjusted to the policies and limits that have been defined and that seek to minimize the exposure to the same:

●	Term Limits
●	Credit Limits
●	Counterparty Limits
●	Master Agreement
●	Margin Agreements
●	Counterparty Alerts

Credit Quality Analysis - other Financial Instruments

In order to evaluate the credit quality of a counterparty or issuer (to determine a risk level or profile), the Bank relies on two rating systems: an external one and an internal one, both of which allow to identify a degree of risk differentiated by segment and country and to apply the policies that have been established for issuers or counterparties with different levels of risk, in order to limit the impact on liquidity and/or the income statement of the Bank.

External credit rating system: is divided by the type of rating applied to each instrument or issuer; in this way the geographic location, the term and the type of instrument allow the assignment of a rating according to the methodology that each examining agency uses.

Internal credit rating system: the “ratings or risk profiles” scale is created with a range of levels that go from low risk to high risk (this can be reported in numerical or alphanumerical scales), where the rating model is sustained by the implementation and analysis of qualitative and quantitative variables at sector level, which according to the relative analysis of each variable, determine credit quality; in this way the internal credit rating system aims to establish adequate margin in decision-making regarding the management of financial instruments.

In accordance with the criteria and considerations specified in the internal rating allocation and external credit rating systems methodologies, the following schemes of relation can be established, according to credit quality given to each one of the qualification scales:

Low Risk: all investment grade positions (from AAA to BBB-), as well as those issuers that according to the information available (financial statements, relevant information, external ratings, CDS, among others) reflect adequate credit quality.

Medium Risk: all speculative grade positions (from BB+ to BB-), as well as those issuers that according to the available information (Financial statements, relevant information, external qualifications, CDS, among others) reflect weaknesses that could affect their financial situation in the medium term.

High Risk: all positions of speculative grade (from B+ to D), as well as those issuers that according to the information available (Financial statements, relevant information, external qualifications, CDS, among others) reflect a high probability of default of financial obligations or that already have failed to fulfill them.

●	Credit Quality Analysis
Maximum Exposure to Credit Risk	Debt Instruments		Equity		Derivatives*
	March 31, 2024	December 31, 2023	March 31, 2024	December 31, 2023	March 31, 2024	December 31, 2023
In millions of COP
Low Risk	14,789,909	13,428,125	128,956	126,955	1,165,240	1,678,202
Medium Risk	130,816	146,155	-	-	1,666	316
Hihg Risk	2,451	2,879	-	-	4,827	17,327
Without Rating	-	-	52,159	53,788	113,221	95,319
Total	14,923,176	13,577,159	181,115	180,743	1,284,954	1,791,164
Note: A negative value corresponds to positions with a negative valuation.

●	Risk exposure by credit rating:
Maximum Exposure to Credit Risk
In Millions of COP
Rating Risk	Rating Scale*	March 31, 2024	December 31, 2023

Low Risk	Sovereign Risk	9,167,230	56.0%	7,305,648	46.9%
Low Risk	AAA	5,897,166	36.0%	6,639,565	42.7%
Low Risk	AA+	179,767	1.1%	283,336	1.8%
Low Risk	AA	195,212	1.2%	201,229	1.3%
Low Risk	AA-	97,839	0.6%	168,942	1.1%
Low Risk	A+	152,029	0.9%	148,392	1.0%
Low Risk	A	208,082	1.3%	122,090	0.8%
Low Risk	A-	148,729	0.9%	149,047	1.0%
Low Risk	BBB+	22,208	0.1%	199,422	1.3%
Low Risk	BBB	13,778	0.1%	12,778	0.1%
Low Risk	BBB-	2,067	0.0%	2,832	0.0%
Medium Risk	BB+	128,367	0.8%	141,311	0.9%
Medium Risk	BB	4,114	0.0%	4,381	0.0%
Medium Risk	BB-	-	0.0%	780	0.0%
Hihg Risk	B+	1,755	0.0%	2,895	0.0%
Hihg Risk	B-	2,719	0.0%	1,445	0.0%
Hihg Risk	CCC+	2,074	0.0%	13,659	0.1%
Hihg Risk	C	569	0.0%	2,063	0.0%
Hihg Risk	D	160	0.0%	144	0.0%
Without Rating	SC	165,380	1.0%	149,107	1.0%
Total		16,389,245	100.0%	15,549,066	100.0%

Note: * Internal homologation

●	Financial credit quality of other financial instruments that are not in default nor impaired in value
-	Debt instruments: 100% of the debt instruments are not in default.
-	Equity: the positions do not represent significant risks.
-	Derivatives: 99.9% of the credit exposure does not present incidences of material default. The remaining percentage corresponds to default events at the end of the period.
●	Maximum exposure level to the credit risk given:

Maximum Exposure to Credit Risk	Maximum Exposure		Collateral		Net Exposure
	March 31, 2024	December 31, 2023	March 31, 2024	December 31, 2023	March 31, 2024	December 31, 2023
In Millions of COP
Debt Instruments	14,923,176	13,577,159	(2,067,119)	(1,287,392)	12,856,057	12,289,767
Derivatives	1,284,954	1,791,164	338,587	698,663	1,623,541	1,092,502
Equity	181,115	180,743	-	-	181,115	180,743
Total	16,389,245	15,549,066	(1,728,532)	(588,729)	14,660,713	13,563,012

Note: In December of 2023 derivative collateral received from counterparties was COP 698.663 and in March of 2024 derivative collateral posted to counterparties was COP 338.587.

Collateral - other financial instruments

Level of collateral: respect to the type of asset or operation, a collateral level is determined according to the policies defined for each product and the market where the operation is carried out.

Assets held as collateral in organized markets: the only assets that can be received as collateral are those defined by the central counterparties, the stock market where the operation is negotiated, those assets that are settled separately in different contracts or documents, which can be managed by each organization and must comply with the investment policies defined by the Bank, taking into account the credit limit for each type of asset or operation received or delivered, which collateral received are the best credit quality and liquidity.

Assets received as bilateral collateral between counterparties: the collateral accepted in international OTC derivative operations is agreed on bilaterally in the Credit Support Annex (CSA)1 and with fulfillment in cash in dollars and managed by Citibank N.A. This company acts on behalf of Bancolombia for making international margin calls and providing a better management of the collateral.

Collateral adjustments for margin agreements: the adjustments will be determined by the criteria applied by both the external and internal regulations in effect, and at the same time, mitigation standards are maintained so that the operation fulfills the liquidity and solidity criteria for settlement.

d.	Credit risk concentration - other financial instruments

Currently, the Bank's positions do not exceed the concentration limit.

Relevant facts

By March 2024 inflation rate decreased up to 7.36% from 9.28% in December 2023, Banco de la República de Colombia (Central bank) cut its key interest rate up to 12.25% in March vs. 13% in December 2023, this condition affects mainly fixed Income portfolios' valuation. According to the economic expectations survey, inflation rate will be in the range of 5.4% to 5.6% by December 2024 and if the restrictive monetary stance continues, household debt will be a more latent risk in the local financial system and its consequence in credit.

In international fixed income, the Federal Reserve's restrictive stance on monetary expansion was observed when it maintained the interest rate at 5.50% in March, the same

1 A Credit Support Annex (CSA) provides credit protection by setting forth the rules governing the mutual posting of collateral. CSAs are used in documenting collateral arrangements between two parties that trade privately negotiated (over the counter) derivative securities. The trade is documented under a standard contract called a master agreement, developed by the International Swaps and Derivatives Association (ISDA).

figure as in December 2023, to which is added the fear of a resurgence of geopolitical tensions, deepening the risks in the portfolios management.

The Colombian stock market index (MSCI COLCAP) closed by end of March with an appreciation year-to-date of 11.5%. Uncertainty remains due to political tensions related to pension, health and labour reforms; in addition, risks could materialise for local market issuers due to rising commodity prices and the El Niño phenomenon, which further drive inflation rate.

The international market closed March with quarterly appreciation in the S&P 500 of 10.16% in a market where inflationary risk remains. The Euro zone presented a quarterly appreciation in the Euro Stoxx 50 of 9.36% and registered a lower producer price index so the European Central Bank could have arguments to start its rate cut. In conclusion, fears of a possible economic recession have eased, however, inflation warnings continue in some developed countries and low economic growth, which could affect the financial results of companies in these markets.

In March 2024 compared to December 2023 in the local market, interest rate futures trading fell by (29.2%) and currency futures increased 236% given the high volatility and adjustment of the exchange rate in in the first quarter of 2024, which closed at COP 3,842.30 and presented a year-to-date devaluation of 0.53%.

It is possible to maintain a negative impact on the markets, due to certain macroeconomic effects, such as scenarios where inflation has not eased as expected and has prevented the cut of intervention rates to lower levels, slow economic growth, and geopolitical tensions.

Market Risk

The Bank currently measures the treasury book exposure to market risk (including OTC derivatives positions) as well as the currency risk exposure of the banking book, which is provided to the Treasury Division. The exposure to each of the market risk factors is limited according to the risk appetite determined. To achieve this objective, a series of policies and limits are actively managed and monitored.

Within the Bank, several risk measures are used with the objective of quantifying the exposure to risk and, consequently, the effect of portfolio diversification. The main measures are: i) Regulatory VaR, whose calculation are established by Annex VI of the Chapter XXXI of the Basic Accounting and Financial Circular issued by the Financial Superintendence of Colombia and ii) Internal VaR, calculated using a weighted historical methodology with 250 observations, a holding period of 10 days, and a confidence level of 99%, along with hierarchical VaR value limits. The principles and guidelines for Market Risk management remain in accordance with the disclosures made as of December 31, 2023.

The total market risk VaR had an increase of 22.8%, rising from COP 965,729 in December of 2023 to COP 1,185,466 in March of 2024. Increase explained by the exposure to different market risk factors. The risk factor leading the increment is the exchange rate, which registered a greater exposure to the US dollar and the euro; followed by the interest rate factor driven mainly by the increase in the portfolio in local public debt, an effect offset by a decrease in investments in United States government bonds. The collective investment funds factor registered an increase mainly due to valuations of the Colombia Inmobiliario Fund. On the other hand, the share price factor registered a decrease due to devaluations in investments.

Despite the current situation and market volatility, the Bank's Regulatory VaR has remained stable without significant variations:

Risk factors	March 31, 2024 In millions of COP
	End of Period	Average	Maximum	Minimum
Interest rate	439,868	407,331	439,868	378,787
Exchange rate	324,794	267,246	324,794	234,652
Stock price	13,818	22,080	13,818	26,578
Collective investment funds	406,986	404,394	406,986	401,821
Total VaR	1,185,466	1,101,051	1,185,466	1,041,838

Risk factors	December 31, 2023 In millions of COP
	End of Period	Average	Maximum	Minimum
Interest rate	334,375	352,633	484,964	308,204
Exchange rate	203,244	128,096	239,366	42,283
Stock price	25,951	20,880	25,951	17,313
Collective investment funds	402,159	396,851	412,474	370,716
Total VaR	965,729	898,460	1,153,304	752,644

Regarding the internal measurement of value at risk (VaR), no relevant variations were identified in the VaR metrics at the end of the quarter, nor were any exceedances of the approved limits.

It is important to mention that these exposures are under constant monitoring by senior management and serve as a tool for decision-making to preserve the stability of the Bank.

●	Exposure to interest rate risk (Bank book)

To manage the interest risk of the banking book, the Bank carries out a sensitivity analysis of the interest rate risk, estimating the impact on the net interest margin in a period of twelve months on the positions of the banking book, in the event of a hypothetical change in reference rates. To do this, use the repricing criterion and assume a positive parallel change of 100 basis points (bps) in rates. The repricing criterion refers to the remaining period for the rate of an indexed operation to be adjusted according to its market reference.

Table 1 shows this sensitivity for positions in both legal and foreign currency.

Table 1. Sensitivity to Interest Rate Risk of the Banking Book

	March 31, 2024	December 31, 2023
	In millions of COP
Assets sensitivity 100 bps	1,157,942	1,157,142
Liabilities sensitivity 100 bps	561,741	592,423
Net interest income sensitivity 100 bps	596,201	564,719

	March 31, 2024	December 31, 2023
	In thousand of USD
Assets sensitivity 100 bps	5,223	8,211
Liabilities sensitivity 100 bps	7,337	15,335
Net interest income sensitivity 100 bps	(2,114)	(7,124)

In a scenario of increased interest rates, a positive net sensitivity would imply a greater sensitivity of the asset and, therefore, a favorable impact on the net interest margin. A negative sensitivity denotes a greater sensitivity of the liability and therefore a negative impact on the net interest margin. In the event of a fall in interest rates, the behavior in the net interest margin would be opposite to that mentioned.

●	Total Exposure

The sensitivity of the net interest margin for positions in legal currency, to positive and parallel variations in interest rates of 100 basis points, was COP 596,201. The variation in the sensitivity of the net interest margin between December 2023 and March 2024 is presented by the increase in the balance and maturity of time deposits in fixed-rate and a reduction of time deposits in floating rate and account deposits.

On the other hand, the sensitivity of the net interest margin for positions in foreign currency was USD – 2.1 at 100 basis points. The change in this sensitivity compared March of 2024 and December 2023 corresponds to the reduction in the balance of the sensitive passive loans at variable rate.

●	Assumptions and limitations

To calculate a sensitivity of the net interest margin from the term to the reprice, some significant assumptions were considered: (a) only the contractual conditions of the current operations are considered, (b) the sensitivity of the balance sheet at a fixed rate considers the amounts that They mature in a period of less than one year under the assumption that they will be placed again at market rates; and (c) changes in the interest rate appear immediately and in parallel in the asset and liability yield curves.

Liquidity Risk

During the first quarter of the year, liquidity levels have shown a downward trend consistent with withdrawals from deposit accounts. In the latter case, a significant reduction is observed in January as a result of the decumulation of the resources that came in at the end of the year.

In general terms, the level of Liquid Assets has remained above the established limits.

Funding Sources	March 31, 2024	December 31, 2023
	In millions of COP
Demand deposit	98,770,298	104,112,202
Time deposits	61,597,670	61,106,144
Total Funding Sources	160,367,968	165,218,346

●	Liquidity Risk Exposure:

To estimate liquidity risk, a liquidity coverage indicator (IRL) is calculated that corresponds to the relationship between liquid assets and their net liquidity requirements for a horizon of 30 calendar days. This indicator allows you to know the liquidity coverage you have for the next month.

The net liquidity requirement is calculated from the flow of contractual maturities of the asset and the flow of contractual and non-contractual maturities of the liability, as defined in Chapter XXXI, of the CBCF of the SFC.

Below are the results of liquidity coverage for the Bank:

Liquidity Coverage Ratio	March 31, 2024	December 31, 2023
	In millions of COP
Net cash outflows into 30 days**	11,151,541	10,179,043
Liquid Assets	24,050,809	28,612,973
Liquidity coverage ratio*	215.70%	281.10%

*The minimum level of liquidity coverage required by the standard is 100%.

** 30-day liquidity requirement: 30-day contractual maturities of the asset (portfolio, liquidity operations, investments that are not liquid assets, derivatives) less contractual maturities of the liability (term deposits, passive liquidity operations, bonds, portfolio liabilities, derivatives) less non-contractual maturities of deposit accounts.

The liquidity indicator was located at 215.70% at the end of March 2024, presenting a reduction compared to the end of December 2023, mainly explained by the reduction in Liquid Assets.

●	Liquid Assets

One of the main guidelines of the Bank is to maintain a solid liquidity position, therefore, the ALCO Committee, has established a minimum level of liquid assets, based on the funding needs of each subsidiary, to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when they are due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Bank’s reputation.

The following table shows the liquid assets held by Bank:

Liquid Assets (1)	March 31, 2023	December 31, 2023
	In millions of COP
High quality liquid assets(2)
Cash	9,387,299	12,314,552
High quality liquid securities	13,099,469	14,197,252
Other Liquid Assets(3)
Other securities	1,564,041	2,101,169
Total Liquid Assets	24,050,809	28,612,973

(1)	Liquid assets: Liquid assets will be considered those that are easily realized that form part of the entity's portfolio or those that have been received as collateral in active operations in the money market, and that have not been subsequently used in passive operations in the monetary market and do not have any mobility restrictions. The following are considered liquid assets: available assets, shares in open collective investment funds without a permanence agreement, shares registered on the Colombian stock exchange that are eligible to be subject to repo or repo operations, and negotiable investments available for sale. sale of fixed income securities
(2)	High quality liquid securities securities are considered to be those available and the shares that are eligible to be subject to repo or repo operations, additionally for those entities that are in the group of OMAS Placement Agents (ACO) those liquid assets that receive the Banco de la República for its monetary expansion and contraction operations described in section 3.1.1 of the External Regulatory Circular DODM-142 of the Banco de la República or otherwise (if it is not ACO) only those securities that are mandatory listing in the market maker program.
(3)	Other Liquid Assets: Liquid assets that do not meet the quality characteristic are those included in this item.

●	Net Stable Funding Ratio

The Net Stable Funding Ratio indicator seeks to limit excessive dependence on unstable sources of financing for strategic assets that are often illiquid. It also seeks for entities to maintain a stable funding profile in relation to their assets. The Net Stable Funding Ratio (CFEN) is a ratio between the stable funding required and the stable funding available.

The following are the results of the Net Stable Funding Ratio between december 2023 and arch 2024:

Net Stable Funding Ratio
Item	March 31, 2024	December 31, 2023
Funding stable available (FED)	182,619.87	192,571.29
Funding stable Required (FER)	158,599.29	158,734.45
Net Stable Funding Ratio	115.15%	121.32%

The indicator has remained at adequate levels, maintaining an appropriate structure in the stable funding required and the stable funding available, highlighting a significant reduction in equity due to dividend payments, from the decrease in demand deposit accounts and passive loans.

Operational Risk

The Bank operational risk system objective is to carry out an adequate risk management that allows minimizing, avoiding, or reducing the materialization of adverse events and/or reducing their consequences or costs in case of materialization. The operational risk management system has not presented changes in relation to what was revealed at the end of December 2023 in terms of regulations, policies, manuals, methodologies, structure or any other relevant element that may affect its effectiveness.

During the first quarter of the current year, no new risks or changes in existing risks have been identified that significantly modify the Bank's operational risk exposure. The losses materialized in the first quarter of 2024 correspond to an accumulated value of COP 63,786, mainly explained by the fraud category, due to the increase in the capture of customer data through social engineering techniques.

Interest Rate Benchmark Reform

As part of the LIBOR benchmark reform that is being implemented since 2017 by the Financial Conduct Authority of the UK, in March of the present year, it was announced that the publication of LIBOR on a representative basis will cease for the one-week and two-month USD LIBOR settings immediately after December 31, 2021, and the remaining USD LIBOR settings immediately after June 30, 2023.

Bancolombia has taken the necessary measures to identify and implement the action plans required to address the discontinuation process of the LIBOR rate, among them, the approval of SOFR rate as the replacement rate of LIBOR in USD, which was approved by the Asset and Liability Management (ALM) Committee and the Risk Committee of the Board of Directors, to commenced with the development of products indexed to the new reference rate (SOFR).

The following tables provide a breakdown by currency and nature of financial instruments exposed to the LIBOR rate for the periods ending in March 2024 and December 2023:

March 31, 2023
In millions of COP
USD LIBOR[1]
Assets
Loans	-
Derivatives	2,119
Total Assets	2,119
Liabilities
Loans	247
Total Liabilities	247

1 Cessation date: USD LIBOR June 30,2023. Portfolio balances and market value of derivative transactions outstanding at march 31, 2024.

December 31, 2023
In millions of COP
USD LIBOR[1]
Assets

Loans	-
Derivatives	41,818
Total Assets	41,818
Liabilities
Loans	323
Total Liabilities	323

1 Cessation date: USD LIBOR June 30,2023. Portfolio balances and market value of derivative transactions outstanding at December 31, 2023.

Risk

Any failure by market participants, such as the Bank, and regulators to successfully introduce benchmark rates to replace LIBOR and implement effective transitional arrangements to address the discontinuation of LIBOR could result in disruption of the financial and capital markets. In addition, the transition process to an alternative reference rate could impact the Bank’s business, financial condition or result of operations, as a result of:

●	An adverse impact in pricing, liquidity, value, return and trading for a broad array of financial products, loans and derivatives that are included in the Bank’s financial assets and liabilities.
●	Extensive changes to internal processes and documentation that contain references to LIBOR or use formulas that depend on LIBOR.
●	Disputes, litigation or other actions with counterparties regarding the interpretation and enforceability of provisions in LIBOR -based products such as fallback language or other related provisions.
●	The transition and development of appropriate systems and models to effectively transition the Bank’s risk management processes from LIBOR -based products to those based on one or more alternative reference rates in a timely manner; and
●	An increase in prepayments of LIBOR -linked loans by the Bank’s clients.

From January 2022, products indexed to the SOFR rate began to be offered, additionally it was defined not to carry new operations indexed to the LIBOR rate.

In turn, as an Bank, we will continue, during 2024, on the transition process of operations that are indexed to LIBOR.